Exhibit 10.1

$125,000,000

CREDIT AGREEMENT

dated as of December 18, 2013,

by and among

AFC ENTERPRISES, INC.,

as the Borrower,

the Domestic Subsidiaries of the Borrower,

as the Guarantors,

the Lenders referred to herein,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swingline Lender and Issuing Lender

BANK OF AMERICA, N.A.,

as Syndication Agent

WELLS FARGO SECURITIES, LLC

AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

EXHIBITS

Exhibit A-1	- Form of Revolving Credit Note

Exhibit A-2	- Form of Swingline Note

Exhibit B	- Form of Notice of Borrowing

Exhibit C	- Form of Notice of Account Designation

Exhibit D	- Form of Notice of Prepayment

Exhibit E	- Form of Notice of Conversion/Continuation

Exhibit F	- Form of Officer’s Compliance Certificate

Exhibit G	- Form of Assignment and Assumption

Exhibit H	- Form of Perfection Certificate

Exhibit I	- Forms of U.S. Tax Compliance Certificates

SCHEDULES

Schedule 1.1	- Certain Specified Asset Sales

Schedule 2.1	- Commitments

Schedule 7.5	- Real Property

Schedule 7.15	- Subsidiaries

Schedule 7.17	- Insurance

Schedule 7.20	- Intellectual Property; Licenses, etc.

Schedule 8.15	- Fiscal Calendar

Schedule 9.1(b)	- Existing Indebtedness

Schedule 9.1(q)	- Existing Letters of Credit

Schedule 9.2	- Existing Liens

v

CREDIT AGREEMENT, dated as of December 18, 2013, by and among AFC ENTERPRISES, INC., a Minnesota corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and, subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than 1.00 to 1.00	0.15%	1.25%	0.25%

II	Greater than or equal to 1.00 to 1.00, but less than to 1.50 to 1.00	0.20%	1.50%	0.50%

III	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.25%	1.75%	0.75%

IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.30%	2.00%	1.00%

V	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.35%	2.25%	1.25%

VI	Greater than or equal to 3.00 to 1.00	0.40%	2.50%	1.50%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.1(c) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level I until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.1(c) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level VI until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.1 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in each case, in its capacity as a joint lead arranger and joint bookrunner, and their successors.

“Asset Sale” means a sale, lease or sub-lease (other than in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of the Borrower’s Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), and (ii) sales of other assets of the Borrower and its Subsidiaries for aggregate consideration of less than $3,000,000 in the aggregate during any fiscal year of the Borrower.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Base Rate” means, at any time, the highest of (a) the Prime Rate (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 5.8 shall remain in effect, LIBOR for an Interest Period of one month plus the difference between the Applicable Margin for LIBOR Rate Loans and Base Rate Loans; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Borrower” means AFC Enterprises, Inc., a Minnesota corporation.

“Borrower Common Stock” means the common stock issued by the Borrower.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the date hereof, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the date hereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, membership interests and beneficial interests in a trust and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in a deposit account.

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lender, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent, the Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date (except in the case of taxable auction rate municipal bonds and auction rate preferred securities which may have longer maturities) and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign country that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (a “Cash Equivalent Bank”); (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or Cash Equivalent Bank; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Collateral” means, collectively, all of the personal property (including Capital Stock) in which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agreement” means the Collateral Agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Administrative Agent shall have received (i) from each of the Borrower and the Guarantors a counterpart of each of the Security Documents duly executed and delivered on behalf of the Credit Parties party thereto and (ii) in the case of any Person that becomes a Guarantor after the Closing Date, a supplement to each Security Document, in the form specified therein, duly executed and delivered on behalf of such Guarantor;

(b) all outstanding Capital Stock of each Guarantor and other Subsidiaries not subject to an applicable restrictive agreement permitted pursuant to Section 9.8 shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Capital Stock (if certificated), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Credit Party shall be evidenced by a promissory note or other instrument and shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received all such promissory notes and other instruments, together with instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the first priority Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording, all subject to the Permitted Encumbrances; and

(e) each Credit Party shall have obtained all consents and approvals required (without giving effect to Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware) to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitment of all the Lenders.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments of such Lenders.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP as in effect on the date hereof, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries; provided, however, Consolidated Capital Expenditures shall not include expenditures made from the proceeds of any insurance or condemnation payments (or payments made in lieu of condemnation) received by Borrower and its Subsidiaries and used to repair or replace the damaged property with respect to which such proceeds were received or the purchase price paid in Permitted Acquisitions.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted from revenues in determining such Consolidated Net Income for such period, the sum of (i) the aggregate amount of consolidated interest expense for such period, (ii) the aggregate amount of all provisions for all Taxes (whether or not paid, estimated or accrued) based upon or determined by reference to the income and profits for such period, (iii) all amounts attributable to depreciation, amortization (including but not limited to amortization of goodwill and other intangible assets, amortization and write-offs of financing costs and premiums paid in connection with any early extinguishment of Indebtedness) and any non-cash impairment charges related to goodwill, other intangible or long-lived assets for such period, (iv) all extraordinary, unusual or non-recurring charges (including without limitation, restructuring charges), (v) charges, reserves and provisions made with respect to litigation, in each case to the extent cash reserves have been established with respect to such charges, reserves and provisions, and (vi) all other non-cash charges, minus (b) without duplication and to the extent added to revenues in determining such Consolidated Net Income for such period, the sum of (i) all extraordinary gains during such period, and (ii) after-tax income derived from discontinued operations or from the subject of Asset Sales, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDAR” means, for any period, Consolidated EBITDA plus Consolidated Rental Expense.

“Consolidated Fixed Charges” means for any period, the sum of (a) the aggregate amount of scheduled principal payments made during such period on Indebtedness, including Capital Lease Obligations, of the Borrower and its Subsidiaries, (b) Consolidated Cash Interest Expense, and (c) Consolidated Rental Expense of Borrower and its Subsidiaries.

“Consolidated Growth Capital Expenditures” means for any period, any Consolidated Capital Expenditures relating to acquisition of real estate for development of new restaurants, ongoing construction, the construction or opening after the Closing Date of new restaurants owned or operated by Borrower or any of its Subsidiaries, the remodeling of restaurants owned or operated by Borrower or any of its Subsidiaries, or Consolidated Capital Expenditures related to information technology improvements or expansion of Borrower’s office headquarters.

“Consolidated Interest Expense” means, for any period, the interest expense, both expended and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and its Subsidiaries during such period (excluding any amortization or write-off of financing costs otherwise included therein and excluding any fees paid pursuant to Section 5.3 hereof and the write-off of unamortized deferred financing costs taken by Borrower in connection with the refinancings of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries), net of interest income of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Maintenance Capital Expenditures” means for any period, any Consolidated Capital Expenditures that are not Consolidated Growth Capital Expenditures.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Rental Expense” for any period, the aggregate amount of fixed and contingent rentals payable by Borrower and its Subsidiaries for such period with respect to operating (non-capital) leases of real and personal property determined on a consolidated basis in accordance with GAAP as in effect on the date hereof.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date.

“Consolidated Total Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four immediately preceding fiscal quarters of the Borrower ended on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Issuing Lender.

“Conversion Strategy” means sales by Borrower and the Guarantors to franchisees thereof of restaurants and other outlets and units with respect to direct marketing areas.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any

Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of a Plan to satisfy the minimum funding contributions required by Section 412 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including Section 13.8 hereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement (as amended), dated as of December 23, 2010 by and among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Commitment Percentage of the L/C Obligations then outstanding, and (iii) such Lender’s Commitment Percentage of the Swingline Loans then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means (i) the separate fee letter agreement dated November 26, 2013 among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC and (ii) the separate fee letter agreement dated November 7, 2013 among the Borrower and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Financial Covenants” means the covenants set forth at Sections 9.11 and 9.12 hereof.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, without regard to the Proposed Accounting standards Update to Leases (Topic 840) issued by the Financial Accounting Standards Board on August 17, 2010 (as the same may be amended from time to time) or any change in GAAP arising therefrom or any similar change.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit or contingent liabilities or obligations with respect to assigned or subleased operating leases in the ordinary course of business.

“Guarantors” means, collectively, each direct and indirect Domestic Subsidiary of the Borrower.

“Guaranty” means, the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article XIII.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Increased Amount Date” has the meaning assigned thereto in Section 5.13.

“Incremental Lender” has the meaning assigned thereto in Section 5.13.

“Incremental Loans” has the meaning assigned thereto in Section 5.13.

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to loans or monetary advances of any kind, all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (b) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and due within 12 months incurred in the ordinary course of business, (ii) obligations incurred under ERISA and (iii) obligations incurred under Permitted Earnout Agreements, other than in the case of (ii) and (iii) to the extent recorded as Indebtedness on the consolidated balance sheet of the Borrower), (c) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (d) all Guarantees by such Person of Indebtedness of others, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The contingent liability of a Person arising from guarantees of operating leases which are assigned or sublet in the ordinary course of business shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” “Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months or, if agreed by all of the relevant Lenders twelve (12) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Maturity Date; and

(e) there shall be no more than ten (10) Interest Periods in effect at any time.

“Investment” means, for any Person, any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, any loans or advances made to any other Person, any Guarantee of the obligations of any other Person, any other investment or interest in any other Person and any purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit; provided, that the term Investment shall not include (A) accounts receivables of the Borrower and its Subsidiaries that (i) are payable within 180 days, (ii) are incurred in ordinary course of business and (iii) are incurred on commercially reasonably terms, to the extent such accounts receivables may constitute a loan or advance and (B) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business.

“IP Rights” has the meaning assigned thereto in Section 7.20.

“IRS” means the United States Internal Revenue Service, or any successor thereto.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means Wells Fargo, in its capacity as issuer thereof, or any successor thereto.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“L/C Commitment” means the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means the collective reference to all the Lenders.

“Lender” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1.

“LIBOR” means,

(a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Fee Letters, and each other document, instrument,

certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans and the Swingline Loans, and “Loan” means any of such Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Margin Stock” shall have the meaning provided such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, property, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the material Loan Documents, (c) (i) the ability of the Borrower or the Guarantors to perform any of their respective obligations under the Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to enforce the Obligations or (d) the rights of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedge Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Real Property Lease” has the meaning set forth in Section 7.5(b).

“Material Subsidiary” shall mean a Subsidiary or Subsidiaries that, as of the end of the most recent ended fiscal quarter, account individually or in the aggregate for 5.00% or more of the Borrower’s consolidated (i) total assets, (ii) shareholders’ equity, (iii) operating income (calculated for the four most recent fiscal quarters) or (iv) total revenue, determined in each case in accordance with GAAP.

“Maturity Date” means the earliest to occur of (a) December 18, 2018, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.1.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the collective reference to the Revolving Credit Notes and the Swingline Note.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders, the Issuing Lender or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning specified in Section 12.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Perfection Certificate” means a certificate provided by the Administrative Agent to the Borrower substantially in the form of Exhibit H or any other form approved by the Administrative Agent.

“Permitted Acquisition” means any acquisition by the Borrower or any Guarantor of the assets of, or all of the Capital Stock in, a Person or division or line of business of a Person that is engaged in a line or lines of business reasonably related (ancillary or complementary) to the line of business or lines of business of the Borrower or any Subsidiary if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) in the case of an acquisition of Capital Stock in a Person, 100% of the Capital Stock in such Person, and any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by the Borrower or a Guarantor and all actions required to be taken, if any, with respect to each Subsidiary resulting from such acquisition under Sections 8.11 and 8.13 have been or are concurrently taken, (c) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance, the business acquired shall be related to the food service industry or suitable for or related to franchising, (d) after giving effect to any such Permitted Acquisition, there is at least $25,000,000 in availability under the Revolving Credit Facility and (e) the Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (a), (c) and (d) above, together with all relevant financial information for the business or entity being acquired.

“Permitted Earnout Agreements” shall mean any agreement by Borrower or one of its Subsidiaries to pay (i) the seller or sellers of any Person or assets acquired in accordance with the provisions of this Agreement at any time following the consummation of such acquisition by reference to the financial performance of the assets acquired or (ii) the purchaser or purchasers in connection with any Asset Sales the amounts of any deferred maintenance obligations or monies from repair escrow agreements; provided that the aggregate amount of all such payments which may be owed under such agreements contemplated by clauses (i) and (ii) at any time of determination shall not exceed $15,000,000.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges or claims that are not yet due or are being contested in compliance with Section 8.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 8.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

(f) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary at the Real Property Assets or Real Property Leases subject to such Liens;

(g) leases or subleases to the extent permitted hereunder granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

(i) Liens on goods held by suppliers arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and as long as such Lien remains unperfected;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k) rights of franchisees under franchise agreements in keeping with the Borrower’s historical practices;

(l) with respect to any Real Property Lease in which the Borrower owns a leasehold estate, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the county where such Real Property Lease is located other than any defect or encumbrance created or suffered by the Borrower; and

(m) the effect of any moratorium, eminent domain or condemnation proceedings;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) investments in Cash or Cash Equivalents;

(b) investments consisting of notes received from employees of Borrower and its Subsidiaries in connection with, and in an amount not to exceed the purchase price of, their purchase of Borrower Common Stock, provided such notes are secured by the Borrower Common Stock being purchased with the proceeds thereof;

(c) investments held or to be held by a grantor trust established by Borrower for the purpose of providing a deferred compensation plan for certain members of management; provided that the aggregate amount of all such investments made shall not at any time exceed $10,000,000;

(d) investments in the Guarantors; and

(e) investments consisting of notes received in connection with Specified Asset Sales or Asset Sales to the extent permitted under Section 9.3.

“Permitted Joint Venture Investment” means one or more Investments by the Borrower or a Guarantor in Joint Ventures; provided that, (i) each such Joint Venture interest shall be at least 10% of the total Joint Venture interests of each such Joint Venture and (ii) the businesses of each such Joint Venture shall consist of the development and operation of a business which may be conducted by the Borrower hereunder

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.”

“Platform” has the meaning assigned thereto in Section 8.2.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Public Lender” has the meaning assigned thereto in Section 8.2.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the Guarantee under Section 13.1 or the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Credit Party that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Regulatory Shares” means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Borrower or a wholly owned Subsidiary of Borrower in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity such Person and any owners of such shares irrevocably covenant with Borrower to remit to Borrower or waive any dividends or distributions paid or payable in respect of such shares.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Real Property Assets” means fee owned estate interests of Borrower or any of its Subsidiaries in land, buildings, improvements, and fixtures attached thereto, other than mall located, kiosk and “in-line unit” type property.

“Real Property Lease” has the meaning set forth in Section 7.5(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, (a) at such time as there are three or more Lenders hereunder, at least three (3) Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders or (b) at such time as there are fewer than three Lenders hereunder, Lenders having Total Credit Exposures representing one hundred percent (100%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in the Borrower or any option, warrant or other right to acquire any such Capital Stock in the Borrower.

“Revolving Credit Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13). The aggregate Revolving Credit Commitment of all the Lenders on the Closing Date shall be $125,000,000. The initial Revolving Credit Commitment of each Lender is set forth opposite the name of such Lender on Schedule 2.1.

“Revolving Credit Exposure” means, as to any at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.13).

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement; provided, that “Secured Obligations” of any Credit Party shall exclude any Excluded Swap Obligations with respect to any Credit Party.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Security Documents” means the collective reference to the Collateral Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any property or assets securing the Secured Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Specified Asset Sales” means Asset Sales with respect to (i) sales or leases or transfers of franchise related properties to franchisees pursuant to the Borrower’s “turnkey” development programs, (ii) sales, leases or transfers of franchises and related assets and properties repossessed or reacquired by the Borrower from franchisees and subsequently resold to new franchisees all in the ordinary course of business, (iii) sales or dispositions of franchise related properties and assets that are no longer in operation and are surplus to the Borrower’s needs in the ordinary course of business in an aggregate amount not in excess of $15,000,000 in any twelve month period and $50,000,000 in the aggregate during the term of this Agreement; provided that such limitation shall not apply to sales and dispositions of the assets listed on Schedule 1.1 hereto, (iv) exchanges of properties or assets for other properties or assets (other than cash or cash equivalents) that (1) are useful in the business of the Borrower and its Subsidiaries as then being conducted and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a resolution of the directors of the Borrower in the case of transactions having a fair market value in excess of $1,000,000) in the ordinary course of business and (v) sales of franchise related properties in connection with a market relocation program or the Borrower’s Conversion Strategy.

“Subject Transaction” means as defined in Section 9.13.

“Subordinated Debt” means the subordinated debt evidenced by subordinated Indebtedness issued or incurred by the Borrower subordinated in right of payment to the payment in full of the Obligations of the Borrower to the Credit Parties under the Loan Documents and other senior obligations of the Borrower; provided that (i) the negative covenants in such subordinated Indebtedness are less burdensome than the negative covenants in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (ii) the affirmative covenants in such subordinated Indebtedness are no more burdensome than the affirmative covenants in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (iii) the events of default in such subordinated Indebtedness relating to insolvency and nonpayment of amounts owed thereunder are no more restrictive than the corresponding defaults in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (iv) such subordinated Indebtedness does not cross-default to other Indebtedness (but may cross-accelerate to other material Indebtedness of Borrower or any Subsidiary that has guaranteed such subordinated Indebtedness), (v) the subordination provisions in such subordinated Indebtedness reasonably satisfactory to the Administrative Agent, (vi) such subordinated Indebtedness does not provide for any scheduled payment or mandatory prepayment of principal earlier than one (1) year after the final maturity of Loans under this agreement other than redemptions made at the option of the holders of such subordinated Indebtedness upon a change in control of the Borrower in circumstances that would also constitute a Change in Control under this Agreement (provided that any such redemption cannot be made fewer than 30 days after such change in control and that any such redemption is fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts under the Loan Documents) and (vii) no Default or Event of Default shall have occurred and be continuing at the date of incurrence.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” means the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.11(g).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

Section 1.3 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in GAAP with respect to the recognition of leases in financial statements (and, for the avoidance of doubt, notwithstanding any subsequent change in GAAP, obligations under leases classified as operating leases under GAAP as of the date hereof shall not be reclassified as Indebtedness or interest expense and payments with respect to rights under such leases shall not be reclassified as Consolidated Capital Expenditures for purposes of this Agreement).

Section 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.5 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.9 Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

Section 1.10 Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.4 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.4, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

ARTICLE II

REVOLVING CREDIT FACILITY

Section 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Lender shall not at any time exceed such Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Maturity Date.

Section 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(e) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may in its sole discretion make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment.

(b) Refunding.

(i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

(ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(h) or (i) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

Section 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b) Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Lender has not made available to the

Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

Section 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.1).

(c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(d) Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(e) Hedge Agreements. No repayment or prepayment of Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.

Section 2.5 Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Lender according to its Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

(b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.1. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

Section 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Maturity Date.

ARTICLE III

LETTER OF CREDIT FACILITY

Section 3.1 L/C Commitment.

(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(e) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and on the agreements of the Lenders set forth in Section 3.4(a), the Issuing Lender agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower or any Subsidiary thereof on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the

Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

(b) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

Section 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.

Section 3.3 Commissions and Other Charges.

(a) Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Commitment Percentages.

(b) Issuance Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit as set forth in the applicable Fee Letter. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand of the Administrative Agent.

(c) Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.4 L/C Participations.

(a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

Section 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan as a Base Rate Loan on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and such fees and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

Section 3.6 Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

Section 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

ARTICLE IV

[RESERVED]

ARTICLE V

GENERAL LOAN PROVISIONS

Section 5.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days (or four (4) Business Days with respect to a LIBOR Rate based on a twelve month Interest Period) after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.

(b) Default Rate. Subject to Section 10.2, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable

Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2013; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 5.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 5.3 Fees.

(a) Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing December 31, 2013 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Lenders (other than any Defaulting Lender) pro rata in accordance with such Lenders’ respective Commitment Percentages.

(b) Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 5.4 Sharing of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

Section 5.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 5.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 5.7 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

Section 5.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loan as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.

Section 5.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

Section 5.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the actual cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the actual cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender, the Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender, the Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, the Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, the Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.11 Taxes.

(a) Defined Terms. For purposes of this Section 5.11, the term “Lender” includes the Issuing Lender and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Sections 5.10 or 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.13 Incremental Loans.

(a) At any time, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Loan”); provided that (1) the total aggregate amount for all such Incremental Revolving Credit Commitments shall not exceed $125,000,000 and (2) the total aggregate amount for each Incremental Revolving Credit Commitment (and the Incremental Loan made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment. Any Incremental Revolving Credit Commitment shall become effective as of such Increased Amount Date; provided that:

(A) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Revolving Credit Commitment, (2) the making of any Incremental Loan pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B) the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that (1) the Borrower will be in compliance on a pro forma basis with the Financial Covenants both before and after giving effect to (1) any Incremental Revolving Credit Commitment, (2) the making of any Incremental Loan pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(C) each of the representations and warranties contained in Article VII shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(D) the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions);

(E) each Incremental Revolving Credit Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(F) in the case of each Incremental Loan (the terms of which shall be set forth the relevant Lender Joinder Agreement):

(x) such Incremental Loan shall mature on the Maturity Date, shall bear interest at the rate applicable to the Revolving Credit Loans and shall be subject to the same terms and conditions as the Revolving Credit Loans;

(y) the outstanding Revolving Credit Loans and Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Loan) in accordance with their revised Commitment Percentages (and the Lenders (including the Incremental Lenders providing such Incremental Loan) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and

(z) except as provided above, all of the other terms and conditions applicable to such Incremental Loan shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility (other than upfront fees);

(G) any Incremental Lender with an Incremental Loan shall be entitled to the same voting rights as the existing Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Loan shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;

(H) such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13); and

(I) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) reasonably requested by Administrative Agent in connection with any such transaction.

(b) On any Increased Amount Date on which any Incremental Loan becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender hereunder with respect to such Incremental Revolving Credit Commitment.

Section 5.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Lender or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 5.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C) With respect to any letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

Section 6.1 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby) and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; (D) since December 30, 2012, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv) Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Encumbrances).

(ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Encumbrances).

(iv) Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(d) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents.

(ii) No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of October 6, 2013 and related unaudited interim statements of income and retained earnings.

(ii) Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on an annual basis for each year during the term of the Credit Facility.

(iii) Financial Condition/Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that (A) each Credit Party and each Subsidiary thereof is each solvent (as set forth in Section 7.18), (B) attached thereto are calculations evidencing compliance on a pro forma basis after giving effect to the transactions contemplated hereunder with the

Financial Covenants and (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries.

(iv) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder and (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(f) Miscellaneous.

(i) Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii) Existing Indebtedness. All Indebtedness under the Existing Credit Agreement shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees and security therefor shall be released, and the Administrative Agent shall have received pay-off letter in form and substance satisfactory to it evidencing such repayment, termination and release.

(iii) PATRIOT Act, etc. The Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(iv) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 6.2 Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date.

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a) or Section 5.2, as applicable.

(d) Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

(e) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

Section 7.1 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 7.2 Authorization; Enforceability. The Agreement and the transactions contemplated hereby are within the Credit Parties’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the Security Documents has been duly executed and delivered by the Credit Parties and constitutes a legal, valid and binding obligation of the Credit Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.3 Governmental Approvals; No Conflicts. The Agreement and the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been or will not be timely obtained, registered or filed, as the case may be, except (x) as such have been obtained or made and are in full force and effect or (y) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than as anticipated and created under the Loan Documents.

Section 7.4 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 30, 2012, reported on by PriceWaterhouseCoopers LLP, independent public accountants, certified by its chief financial officer and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended October 6, 2013 certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 30, 2012, no event, development or circumstance has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

Section 7.5 Properties.

(a) Each of the Borrower and its Subsidiaries has good, marketable fee title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances and minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) With respect to substantially all of the operating leases pursuant to which the Borrower or one of its Subsidiaries has a leasehold interest (each a “Real Property Lease”), each of the following is true except to the extent that, if not true, the consequences of same would not reasonably be expected to result in a Material Adverse Effect:

(i) such Real Property Leases are in full force and effect;

(ii) to the best knowledge of Borrower, all rent, additional rent and/or other charges reserved in or payable by Borrower or its applicable Subsidiary, as tenant, under the Real Property Leases, have been paid to the extent that they have been determined and are payable to the date hereof and are not being contested in good faith by Borrower, any such amounts being contested have been paid or rescinded for by Borrower or its applicable Subsidiary, and no such contest may reasonably be expected to result in the exercise by the applicable landlord of a remedy of termination of such Real Property Lease;

(iii) to the actual knowledge of Borrower, no Person has questioned Borrower’s or its applicable Subsidiary’s quiet and peaceful possession of the premises which are the subject of such Real Property Lease;

(iv) no default by Borrower or its applicable Subsidiary, as tenant, under any of the material terms of any Real Property Lease has occurred and remains uncured; nor, to the best knowledge of Borrower, is there any existing condition which, with the passage of time or the giving of notice, or both, would result in a default by Borrower or its applicable Subsidiary under the terms of any Real Property Lease;

(v) Borrower covenants and agrees that it shall, or shall cause its applicable Subsidiary to, other than in the ordinary course of business and if such action would not reasonably be expected to result in a Material Adverse Effect: (A) promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of each Real Property Lease on its part to be observed, performed and complied with, within the applicable grace periods, if any; (B) refrain from doing anything, as a result of which, there could be a material default under or a breach of any of the terms of any Real Property Lease; (C) not do, permit or suffer any event or omission as a result of which there would occur a default or breach under any Real Property Lease after the passing of the applicable grace periods, if any; (D) not cancel, terminate, surrender, modify, amend or in any way alter or permit the alteration of any of the provisions of any Real Property Lease or grant any material consents or waivers thereunder; and not exercise any right it may have under any Real Property Lease to cancel or surrender the same without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; and (E)

give the Administrative Agent any notice of any default under any Material Real Property Leases received or sent by Borrower or its applicable Subsidiary, within three (3) Business Days and promptly deliver to the Administrative Agent a copy of all responses to default notices, similar instruments received or delivered by Borrower or its applicable Subsidiary, in connection with any Material Real Property Leases. As used herein, “Material Real Property Lease” means the office lease for Borrower’s headquarters at 400 Perimeter Center Terrace, Atlanta, Georgia and any other domestic (US located) lease the Borrower or its Subsidiaries may enter into with an aggregate value of minimum base rental payments exceeding $200,000 in any 12 month period.

(c) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) The properties listed on Schedule 7.5 are all of Borrower’s material existing fee owned real property assets as of the Closing Date.

Section 7.6 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Loan Documents.

(b) Except for with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 7.7 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No material default has occurred and is continuing with respect to any of the aforementioned in this Section 7.7.

Section 7.8 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 7.9 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 7.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions stated in the Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 7.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.12 Licenses, etc. The Borrower and each of its Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain and hold the same, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

Section 7.13 Labor Matters. As of the Closing Date, there are no strikes, lockouts, slowdowns or any other material labor disputes against the Borrower or any Subsidiary pending or threatened. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 7.14 Use of Proceeds; Margin Regulations. All proceeds of each Loan, and each Letter of Credit, will be used by the Borrower only in accordance with the provisions of Section 8.8. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X.

Section 7.15 Subsidiaries. Schedule 7.15 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Guarantor, in each case as of the Closing Date.

Section 7.16 Security Interests. The representations and warranties in the Security Documents are true and correct in all material respects.

Section 7.17 Insurance. Schedule 7.17 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date. Except as noted on Schedule 7.17, as of the Closing Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

Section 7.18 Solvency. Immediately after the consummation of the Agreement and the transactions contemplated hereby, (a) the fair value of the assets of all of the Credit Parties, at a fair valuation, will exceed their collective debts and liabilities, subordinated, contingent or otherwise; (b) Borrower and its Subsidiaries are able to pay their collective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) Borrower and its Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct their respective businesses in which they are engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 7.19 OFAC. No Credit Party nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act, (iii) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 7.20 Intellectual Property; Licenses, etc. Each Credit Party and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 7.20 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Credit Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Credit Party know of any such claim, and, to the knowledge of the Credit Parties, the use of any IP Rights by any Credit Party or any of its Subsidiaries or the granting of a right or a license in respect of any IP Rights from any Credit Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Credit Parties or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.20.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all Reimbursement Obligations shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

Section 8.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, an Officer’s Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports (including any accountants’ reports, comment letters and material press releases or press releases relating to financial matters), proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission or with any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided that with respect to filings with the Securities and Exchange Commission, only a notice of such filing shall be provided;

(f) within 75 days of the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(g) within 90 days after the end of each fiscal year of the Borrower, a summary of the insurance coverage in full force and effect;

(h) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower listing, if applicable, (A) all applications by any Credit Party, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Collateral Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Credit Party for Copyrights, Patents and Trademarks (each such term as defined in the Collateral Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Collateral Agreement) entered into by any Credit Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date); and

(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

(j) Notwithstanding any other provision of this Agreement, until the Borrower has delivered all the financial information and statements required to be delivered by Section 8.1 hereunder in accordance therewith, the Borrower shall provide to the Lenders, not later than thirty (30) days after the end of each of the Borrower’s twenty-eight (28) day fiscal periods, a financial report containing, without limitation, information regarding domestic comparative store sales, system sales, total revenues, Indebtedness, Cash, Cash Equivalents, and any other information the Administrative Agent may reasonably request from time to time, in each case to at least the level of detail as customarily provided to executive management and/or the board of directors of the Borrower.

Notwithstanding anything to the contrary set forth herein, to the extent the delivery deadlines for Sections 8.1(a), (b), (f) and (g) fall on a non-Business Day, the Borrower may deliver such items on the Business Day next succeeding such day.

Section 8.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

(d) the occurrence of any environmental event that, alone or together with any other environmental events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Documents required to be delivered pursuant to Section 8.1(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent if the Administrative Agent requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the

Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.1(c) to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 8.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under Section 9.3.

Section 8.4 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to pay its obligations, including Tax liabilities and Material Indebtedness, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.5 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation (subject to restoration obligations) excepted.

Section 8.6 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with sound business practices sufficient to permit the preparation of financial statements auditable in accordance with GAAP, in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Borrower shall have the right to have its representatives present during any such examinations and conferences.

Section 8.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.8 Use of Proceeds and Letters of Credit. The proceeds of the Revolving Credit Loan will be used only to refinance certain existing indebtedness (including indebtedness outstanding under the Existing Credit Agreement), to finance acquisitions and working capital needs, and for other general corporate purposes (including, without limitation, payment of fees, expenses, and other transaction costs contemplated hereunder). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 8.9 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are (as determined in good faith by the Borrower) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, to a date not less than six months following the Maturity Date and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 8.10 Information Regarding Collateral.

(a) The Borrower will furnish to the Administrative Agent prompt written notice of any changes as required by the Collateral Agreement (i) in any Credit Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Credit Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Credit Party’s identity, jurisdiction of incorporation or organization, or corporate or organizational structure or (iv) in any Credit Party’s Organization Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 8.1, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.

Section 8.11 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Closing Date, the Borrower will notify the Administrative Agent thereof and, within ten Business Days (or such longer period as the Administrative Agent may permit in light of the circumstances) after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Guarantor) and to any Capital Stock in or Indebtedness of such Subsidiary owned by or on behalf of any Credit Party to the extent required by the Collateral and Guarantee Requirement. The Borrower shall, and shall cause its Subsidiaries to, use reasonable efforts to have Domestic Subsidiaries that are not Guarantors comply with the Collateral and Guarantee Requirement, including, without limitation, having third party stockholders of any such Subsidiary provide any necessary consents to such compliance.

Section 8.12 Compliance with Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with its obligations under each agreement to which it is a party and enforce its rights thereunder in a commercially reasonable manner, to the extent a failure to do so could reasonably be expected to result in a Material Adverse Effect.

Section 8.13 Further Assurances.

(a) The Borrower will, and will cause each Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any material assets are acquired by the Borrower or any Guarantor after the Closing Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties.

Section 8.14 Casualty and Condemnation. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 8.15 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its fiscal years and quarters to end on the dates shown on the period calendar attached hereto as Schedule 8.15.

ARTICLE IX

NEGATIVE COVENANTS

Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all Reimbursement Obligations shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

Section 9.1 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness with respect to the Loans and Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 9.1(b), and any extensions, renewals or replacements of any such Indebtedness as long as the principal amount thereof is not increased and the Indebtedness remains unsecured to the extent originally unsecured;

(c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (i) the proceeds from such Indebtedness shall not be issued by a Subsidiary that is subject to a restrictive agreement permitted under Section 9.8; (ii) all such intercompany Indebtedness shall be evidenced by intercompany notes; (iii) the obligations of each obligor on such Indebtedness shall be subordinated in right of payment to the payment and performance of such obligor’s obligations, if any, (whether as a borrower, guarantor or pledgor of Collateral under the Loan Documents to which such obligor is a party) pursuant to the terms of the intercompany notes; (iv) such intercompany Indebtedness shall be reduced pro tanto by the amount of any payments made by such obligor in respect of its Obligations under any guarantee of the Obligations; and (v) the intercompany notes evidencing such indebtedness shall be pledged to Lenders;

(d) (i) Guarantees by the Borrower of any Indebtedness of its Subsidiaries permitted under this Section 9.1 (including, without limitation, assumed Indebtedness permitted under

Section 9.1(f)) or (ii) Guarantees by Borrower or any of the Guarantors of loans to franchisees which together with Investments consist of direct loans to franchisees as permitted in Sections 9.3 or 9.4, non-cash consideration received by the Borrower or any of its Subsidiaries to the extent permitted under Section 9.3(vi) and other Investments permitted under Section 9.4(c) not to exceed an aggregate amount of $35,000,000 at any time outstanding; provided, that such Guarantees (i) are unsecured, (ii) shall constitute debt for the purpose of compliance with Section 9.4(c) herein, (iii) would not create a Default and (iv) have terms and conditions that are substantially similar to or consistent with those customarily offered by the Borrower to such franchisees and provided further that the aggregate amount of obligations Guaranteed shall not exceed in any event $20,000,000;

(e) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with the re-imaging or construction of properties for its “turnkey” and re-imaging programs, including loans to franchisees for re-imaging purposes, in an aggregate principal amount not to exceed $15,000,000 outstanding at any time;

(f) Indebtedness of any Person that becomes a Subsidiary after the date hereof or assumption of any Indebtedness subject to prepayment premiums in connection with a Permitted Acquisition, provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or at such time the Permitted Acquisition is consummated and is not created in contemplation of or in connection with either such Person becoming a Subsidiary or the consummation of such Permitted Acquisition and (ii) after giving effect to the Permitted Acquisition (and the assumption of Indebtedness in connection therewith) and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio of Borrower shall be less than 3:50 to 1.00, and the Borrower shall provide the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, showing calculations in reasonable detail to demonstrate compliance with this clause (f), at least five Business Days prior to the date of making such Permitted Acquisition and incurrence of Indebtedness;

(g) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

(h) Indebtedness of the Borrower that constitutes Subordinated Debt or subordinated guarantees of Subordinated Debt subordinated to the same extent as the underlying indebtedness; provided that with respect to future Subordinated Debt, at the time of the incurrence of such Indebtedness and after giving effect thereto (i) no Default shall occur or be continuing, (ii) such Indebtedness shall mature after the Maturity Date and (iii) the amortization of such Indebtedness shall be reasonably acceptable to the Administrative Agent;

(i) Indebtedness consisting of contingent obligations in respect of Letters of Credit;

(j) Indebtedness under Hedge Agreements permitted under Section 9.5;

(k) Permitted Earnout Agreements;

(l) Permitted Investments to the extent also constituting Indebtedness;

(m) Indebtedness otherwise permitted under Sections 9.4;

(n) (i) Indebtedness for guaranties of operating leases in the ordinary course of business; the aggregate net rental expense with respect to such leases not to exceed $5,000,000 of contingent liability for base rent in any consecutive twelve (12) month period and (ii) in connection with either the sale or refranchising of Borrower’s restaurants to franchisees or the Borrower’s and its Subsidiaries’ “turnkey” and re-imaging programs, Indebtedness for guaranties of operating leases of the applicable franchisees, which guaranties identified in this clause (ii) will not be subject to the restriction on amount set forth in clause (i) above;

(o) unsecured Indebtedness regarding any license, note or similar debt instrument issued to Al Copeland and certain of his family members with regard to the Popeye’s spice royalty purchase in an aggregate principal amount not to exceed $30,000,000;

(p) other Indebtedness (including without limitation pursuant to Capital Lease Obligations) not falling within another exception listed above, in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that such Indebtedness may be secured by Liens on any assets purchased, constructed or financed with such Indebtedness and the proceeds of such Indebtedness shall be used to provide not less than 70% of the original purchase price of such asset or the amount expended to construct or improve such asset as the case may be; and

(q) Indebtedness consisting of letters of credit issued by JPMorgan Chase Bank, N.A. in an aggregate principal amount not to exceed $500,000 as set forth on Schedule 9.1(q).

Section 9.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances and Liens securing the Obligations;

(b) any Lien (other than Permitted Encumbrances) on any property or asset of the Borrower or any Subsidiary either existing on the date hereof and set forth in Schedule 9.2 or on any property acquired in connection with a Permitted Acquisition and which secures Indebtedness permitted under Section 9.1(f) above; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof or as of the date acquired in connection with a Permitted Acquisition in which Indebtedness is assumed as permitted in Section 9.1(f) above;

(c) Liens securing Indebtedness permitted by Sections 9.1(e) and (n);

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

(e) any Lien arising from put or call options in connection with Permitted Joint Venture Investments.

Section 9.3 Fundamental Changes and Asset Sales.

(a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that to the extent either such Subsidiary is a Guarantor, the surviving entity shall be a Guarantor, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary; provided that any such sale, lease or other disposition of assets of a Guarantor shall be made to another Credit Party, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that (A) any assets of such Subsidiary shall be transferred to a Credit Party prior to or as a result of such liquidation or dissolution and (B) any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 9.4, (v) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in amount at least equal to the fair market value thereof, (vi) Borrower or its Subsidiaries may make Specified Asset Sales provided that, such Specified Asset Sales can be made for Cash or non-Cash consideration until the amount of non-Cash consideration exceeds $10,000,000 in the aggregate; thereafter, such Specified Asset Sales shall be made for at least 66 2/3% in Cash (provided that the limitation with respect to Cash consideration set forth in this Section 9.3(vi) shall not apply to the asset sales described under clause (iv) of the definition of Specified Asset Sales), (vii) Borrower or its Subsidiaries may take any action permitted by Section 9.4 below to the extent constituting an Asset Sale, (viii) subject to Section 9.14, Borrower and its Subsidiaries may make Asset Sales (other than Specified Asset Sales) having an aggregate fair market value not in excess of $20,000,000 in any fiscal year; provided that (A) the consideration received for each such Asset Sale shall be in an amount at least equal to the fair market value thereof and (B) the consideration for each such Asset Sale is at least 66 2/3% in Cash, (ix) any Person may merge into the Borrower or any Subsidiary of the Borrower in connection with a Permitted Acquisition that is permitted under Section 9.4 so long as such Borrower or Subsidiary of the Borrower is the surviving corporation or, if such transaction involves a Guarantor, such Guarantor is the surviving corporation, and (x) Borrower may reorganize for the purpose of changing its jurisdiction of incorporation to the State of Delaware or the State of Georgia after having provided prior written notice to the Administrative Agent.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto and that will not materially change its or its Subsidiary’s material lines of business taken as a whole as of the Closing Date. For the avoidance of doubt, the type of business conducted by the Borrower and its Subsidiaries as of the Closing Date is the franchising of food-service related businesses and the provision of directly related services and products and the distribution, wholesale and retailing of food and food related products.

Section 9.4 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investment, except:

(a) Permitted Investments;

(b) (i) Permitted Joint Venture Investments in an aggregate amount not exceed $50,000,000 at any time outstanding (as determined at the time each such Investment is made and giving effect to any repayments thereof) and (ii) Investments by Subsidiaries in capital expenditures;

(c) Investments consisting of extensions of credit to franchisees as permitted by Section 9.1(e) and (n) or which otherwise provide credit support to franchisees in respect of the deferral of royalty payments, rental payments, taxes, equipment sales, financing of restaurant properties, franchise agreements and development or territory agreements of such franchisees, which Investments described above (other than any Indebtedness permitted under Section 9.1(n)) together with Indebtedness permitted under Section 9.1(d) shall not exceed $20,000,000 in the aggregate at any time outstanding;

(d) Guarantees constituting Indebtedness permitted by Section 9.1;

(e) Permitted Acquisitions if, (i) at the time of the making of such Permitted Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and is continuing or would result therefrom, (ii) after giving pro forma effect to the making of such Permitted Acquisition (and all transactions in connection therewith), the Borrower shall be in compliance with the Financial Covenants and (iii) after giving effect to any such Permitted Acquisition, there is at least $25,000,000 in availability under the Revolving Credit Facility, and the Borrower shall provide the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, showing calculations in reasonable detail to demonstrate compliance with this clause (e), at least five Business Days prior to the date of making such Permitted Acquisition;

(f) any matter permitted in Section 9.3 to the extent it is an Investment; and

(g) other Investments not addressed above in an aggregate amount not to exceed $10,000,000, provided that such Investment permitted by the this clause (g) shall reduce the Investments permitted pursuant to Section 9.4(b) on a dollar for dollar basis.

Section 9.5 Hedge Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedge Agreement, except (a) Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks with respect to commodities or currencies to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock of the Borrower or any of its Subsidiaries), and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

Section 9.6 Restricted Payments.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided, however, the Borrower may declare and make Restricted Payments (together with any payments or distributions described in Section 9.6(b)(iii)) in an aggregate amount not to exceed $50,000,000 if at the time of declaring and making such Restricted Payment (or any payment or distribution described in Section 9.6(b)(iii)), and after giving pro forma effect thereto, as applicable, the Consolidated Total Leverage Ratio shall be greater than 3:00 to 1.00; provided, however, if the Consolidated Total Leverage Ratio is less than or equal to 3.00 to 1.00 at the time any such Restricted Payment (or any such payment or distribution described in Section 9.6(b)(iii)) is made and after giving pro forma effect thereto, as applicable, the Credit Parties may make unlimited Restricted Payments (or any payment or distribution described in Section 9.6(b)(iii)); provided, further, however that in each case, (x) at the time of the making of any such Restricted Payment (or any payment or distribution described in Section 9.6(b)(iii)) and immediately after giving effect thereto, as applicable, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to any such Restricted Payment (or any such payment or distribution of described in Section 9.6(b)(iii)), there is at least $25,000,000 in availability under the Revolving Credit Facility.

(b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, prepayment, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment or prepayment of Indebtedness created or permitted under the Loan Documents, (ii) the scheduled interest payments on Subordinated Debt permitted pursuant to this Agreement in accordance with the terms thereof and only to the extent required thereby, provided that at the time of any payment of such restricted payment pursuant to this clause (ii) and immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing under clause (a) of Article VII, or (B) no Event of Default shall have occurred under clause (e) or (f) of Article VII, provided further that before prohibiting payment for such Event of Default under (e) or (f) of Article VII, the Administrative Agent shall have given the notice required under the Subordinated Debt indenture of its election to block such payments, subject to the subordination provisions of the permitted Subordinated Debt and (iii) other payments or distributions not addressed above provided, however, the Borrower may make such payments or distributions (together with any Restricted Payments made pursuant to Section 9.6(a)) in an aggregate amount not to exceed

$50,000,000 if at the time of making such payment or distribution (or any Restricted Payment made pursuant to Section 9.6(a)), and after giving pro forma effect thereto, as applicable, the Consolidated Total Leverage Ratio shall be greater than 3:00 to 1.00; provided, however, if the Consolidated Total Leverage Ratio is less than or equal to 3.00 to 1.00 at the time any such payment or distribution (or any Restricted Payment made pursuant to Section 9.6(a)) are made and after giving pro forma effect thereto, as applicable, the Credit Parties may make unlimited payments or distributions hereunder (or any Restricted Payments made pursuant to Section 9.6(a)); provided, further, however that in each case, (x) at the time of the making of any such payment or distribution (or any Restricted Payment made pursuant to Section 9.6(a)) and immediately after giving effect thereto, as applicable, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to any the making of any such payment or distribution (or any such Restricted Payment permitted pursuant to Section 9.6(a)), there is at least $25,000,000 in availability under the Revolving Credit Facility.

Section 9.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries or between wholly owned Subsidiaries not involving any other non-Affiliate and between Borrower and other non-wholly owned Subsidiaries on a commercially reasonable basis, (c) any Restricted Payment permitted by Section 9.6, (d) reasonable and customary compensation or employee benefit arrangements with any officer or member of the Board of Directors of Borrower or any of its Subsidiaries entered into in the ordinary course of business and consistent with past practices, and (e) employee stock purchase plans.

Section 9.8 Restrictive Agreements. The Borrower will not, will not permit any Guarantor to and will use reasonable commercial efforts to prohibit any of its Subsidiaries that are not Guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (A) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) Permitted Joint Venture Investments if such restrictions or conditions apply only to the property or assets of the applicable Joint Venture and, in each case, are no more restrictive in any material respect than these provisions and (iv) clause (a) of the foregoing shall not apply to customary provisions in contracts and leases entered into in the ordinary course restricting the assignment thereof.

Section 9.9 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement (other than with or between Borrower and any of its Subsidiaries), directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for sale leasebacks to the extent such sale leasebacks and other Indebtedness permitted under Section 9.1(p) do not exceed $30,000,000 in the aggregate.

Section 9.10 Amendment of Material Documents. The Borrower will not, nor will it permit any Guarantors to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents if such amendment, modification or waiver would materially and adversely affect the interests of the Lenders or (b) any indenture, credit agreement or other document entered into to evidence or govern the terms of any Indebtedness permitted pursuant to Section 9.1(h) if the effect of such amendment, modification or waiver is to increase the interest rate on the Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default (other than to delay, waive or eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrower or Lenders.

Section 9.11 Minimum Consolidated Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter ending on or after the Closing Date, the Borrower will not permit the ratio of (i) Consolidated EBITDAR less provisions for current taxes based upon or determined by reference to income of Borrower and its Subsidiaries and payable in cash with respect to such period less Consolidated Maintenance Capital Expenditures to (ii) Consolidated Fixed Charges, in each case for the period of four consecutive fiscal quarters ending on or most recently ended prior to such day to be less than 1.25:1.00.

Section 9.12 Consolidated Total Leverage Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the Consolidated Total Leverage Ratio as of such day to exceed 3.50:1.00.

Section 9.13 Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with Consolidated Total Leverage Ratio, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Borrower) using the historical audited financial statements (or, if audited statements are not available (other than in the case of a Permitted Acquisition of a non-franchisee in excess of $30,000,000), using the best available financial statements) of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

Section 9.14 Disposal of Subsidiary Stock. Except for any sale of any Regulatory Shares or all of the Capital Stock of a Subsidiary owned by the Borrower or its Subsidiaries, in each case in compliance with the provisions of Section 9.3 hereof, Borrower shall not directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, a Guarantor, or to qualify directors if required by applicable law.

ARTICLE X

DEFAULT AND REMEDIES

Section 10.1 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.2, 8.3 (with respect to the Borrower’s existence), 8.8 or in Article IX;

(e) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or in any of the Security Documents (other than with respect to Collateral with an aggregate fair market value of which does not exceed $1,000,000), and such failure shall continue unremedied for a period of thirty days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues beyond applicable cure periods;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) any money judgments, writ or warrant of attachment or similar process which is beyond all rights of appeal involving in the aggregate at any time an amount in excess of $5,000,000 (in any case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair market value of $1,000,000 or more, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document; and

(o) at any time after the execution and delivery thereof, (i) the Collateral Agreement for any reason, other than the satisfaction in full of all Obligations and termination of the Commitments, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void (other than with respect to Collateral with an aggregate fair market value of which does not exceed $1,000,000) or (iii) any Credit Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

Notwithstanding anything contained in the preceding paragraphs, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived, then Required Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Required Lenders and are not intended to benefit Borrower and do not grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or preclude Lenders from exercising any of their rights and remedies under the Loan Documents, even if the conditions set forth herein are met.

Section 10.2 Rights and Remedies Cumulative; Non-Waiver; etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.1 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.1 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.3 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.1 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lender, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to the Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

Section 10.4 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

Section 10.5 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b) Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment and Authority.

(a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers, or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

Section 11.9 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations and expense reimbursement obligations not then due or asserted) and the expiration or termination of all Letters of Credit, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Encumbrance; and

(iii) to release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Sale permitted pursuant to Section 9.3, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.10 Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.3 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

AFC Enterprises, Inc.

400 Perimeter Center Terrace

Suite 1000,

Atlanta, GA 30342

Attention: Treasurer

Facsimile No.: (404) 459-4699

E-mail: grady.walker@popeyes.com

With copies to:

Cohen Pollock Merlin & Small, P.C.

3350 Riverwood Parkway, SE

Suite 1600

Atlanta, GA 30339-3359

Attention: Steven A. Fetter, Esq.

Facsimile No.: (770) 857-4825;

Email: sfetter@cpmas.com);

If to Wells Fargo as Administrative Agent and Issuing Lender:

For Notices of Borrowing, Notices of Conversion and

Notices of Interest Period Selection:

Wells Fargo Bank, National Association

1808 Aston Ave., Suite 250

Carlsbad, CA 92008

Attn: Loan Administration

Tel: 888-272-6333, or 760-918-2700

Fax: (760) 918-2727

For all other notices, as Administrative Agent, with a copy to:

Wells Fargo Bank, National Association

1808 Aston Ave., Suite 250

Carlsbad, CA 92008

Attn: Loan Administration

Tel: (760) 918-2700

Fax: (760) 918-2727

E-mail: maureen.malphus@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association

1808 Aston Ave., Suite 250

Carlsbad, CA 92008

Attn: Jake Norton

Tel: (760) 918-2716

Fax: (760) 918-2727

E-mail: jacob.norton@wellsfargo.com

(for Requests for Credit Extensions):

Wells Fargo Bank, National Association

1808 Aston Ave., Suite 250

Carlsbad, CA 92008

Attn: Jake Norton

Tel: (760) 918-2716

Fax: (760) 918-2727

E-mail: jacob.norton@wellsfargo.com

Ref: AFC Enterprises, Inc.

ABA #121000248

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested

(d) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Platform.

(i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lender and the other Lenders by posting the Borrower Materials on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the

Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

Section 12.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 10.1) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(d) change Section 5.6 or Section 10.3 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(e) except as otherwise permitted by this Section 12.2, change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; or

(f) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.3), in each case, without the written consent of each Lender; or

(g) release Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty (other than as authorized in Section 11.9), without the written consent of each Lender; or

(h) release all or substantially all of the Collateral without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent i, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Loans to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Loans, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

Section 12.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 12.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective

Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.3 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 12.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 12.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 12.9 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and

Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Credit Facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consents of the Issuing Lender and the Swingline Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2(a), (b), (c) or (d) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.10 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility; (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (l) to the extent that such information is independently developed by the Administrative Agent, such Lender or the Issuing Lender, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.11 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 12.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

Section 12.13 Survival.

(a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 12.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 12.18 USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

Section 12.19 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.

Section 12.20 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

ARTICLE XIII

GUARANTY

Section 13.1 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Hedge Bank, each Cash Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Secured Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Secured Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Hedge Agreement or Cash Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

Section 13.2 Obligations Unconditional.

The obligations of the Guarantors under Section 13.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Hedge Agreement or Cash Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XIII until such time as the Secured Obligations under the Loan Documents (other than contingent indemnification and expense reimbursement obligations not then due or asserted) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Hedge Agreement between any Credit Party and any Hedge Bank, or any Cash Management Agreement between any Credit Party and any Cash Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedge Agreement or such Cash Management Agreements shall be done or omitted;

(c) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Hedge Agreement between any Credit Party and any Hedge Bank or any Cash Management Agreement between any Credit Party and any Cash Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedge Agreement or such Cash Management Agreements shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Secured Obligations shall fail to attach or be perfected; or

(e) any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Hedge Agreement between any Credit Party and any Hedge Bank or any Cash Management Agreement between any Credit Party and any Cash Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedge Agreement or such Cash Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 13.3 Reinstatement.

The obligations of the Guarantors under this Article XIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 13.4 Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 13.2 and through the exercise of rights of contribution pursuant to Section 13.6.

Section 13.5 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Section 10.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10.1) for purposes of Section 13.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 13.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

Section 13.6 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations under the Loan Documents (other than contingent indemnification and expense reimbursement obligations not then due or asserted) have been paid in full and the Commitments have terminated.

Section 13.7 Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article XIII is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

Section 13.8 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 13.8 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XIII, or otherwise under this Agreement or any other Loan Document, voidable under Debtor Relief Laws, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Obligations and all the obligations of the Guarantors shall have been paid in full in cash and the Commitments terminated. Each Qualified ECP Guarantor intends that this Section 13.8 constitute, and this Section 13.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of the Commodity Exchange Act.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

AFC ENTERPRISES, INC., a Minnesota corporation, as Borrower

By:	/s/ H. Melville Hope, III
Name:	H. Melville Hope, III
Title:	Chief Financial Officer

AFC PROPERTIES, INC., a Georgia corporation, as a Guarantor

By:	/s/ Harold M. Cohen
Name:	Harold M. Cohen
Title:	Secretary

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Stephen A. Leon
Name:	Stephen A. Leon
Title:	Managing Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Stephanie Pendleton
Name:	Stephanie Pendleton
Title:	Senior Vice President

FIFTH THIRD BANK, an Ohio banking corporation, as Lender

By:	/s/ Dan Komitor
Name:	Dan Komitor
Title:	Senior Relationship Manager

CAPITAL ONE N.A., as Lender

By:	/s/ Jacob Villere
Name:	Jacob Villere
Title:	VP – Corporate Banking

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Jordan S. Kiel
Name:	Jordan S. Kiel
Title:	Vice President

EXHIBIT A-1

FORM OF REVOLVING CREDIT NOTE

            , 201

FOR VALUE RECEIVED, the undersigned, AFC ENTERPRISES, INC., a Minnesota corporation (the “Borrower”), promises to pay to                              (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors party thereto, the Lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note as of the day and year first above written.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

EXHIBIT A-2

FORM OF SWINGLINE NOTE

            , 201

FOR VALUE RECEIVED, the undersigned, AFC ENTERPRISES, INC., a Minnesota corporation (the “Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal amount of all Swingline Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors party thereto, the Lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Swingline Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. Swingline Loans refunded as Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Borrower as Revolving Credit Loans pursuant to the Revolving Credit Notes, and shall not be payable under this Swingline Note as Swingline Loans. All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

IN WITNESS WHEREOF, the undersigned has executed this Swingline Note as of the day and year first above written.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

1808 Aston Avenue, Suite 250

Carlsbad, California 92008

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AFC Enterprises, Inc., a Minnesota corporation (the “Borrower”), the Guarantors party thereto, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby requests that the Lenders make [a Revolving Credit Loan] [a Swingline Loan] to the Borrower in the aggregate principal amount of $        . (Complete with an amount in accordance with Section 2.3, as applicable, of the Credit Agreement.)

2. The Borrower hereby requests that such Loan be made on the following Business Day:                             . (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Credit Loans or Swingline Loans).

3. The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR
Rate][1]

[1]	Complete with (i) the Base Rate or the LIBOR Rate for Revolving Credit Loans or (ii) the Base Rate for Swingline Loans.

4. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

1808 Aston Avenue, Suite 250

Carlsbad, California 92008

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Credit Agreement dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AFC Enterprises, Inc., a Minnesota corporation (the “Borrower”), the Guarantors party thereto, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

JPMorgan Chase Bank, N.A.

New York, NY USA

ABA #021000021

AFC Enterprises, Inc.

Account # 709370068

Attn: Cash Management

Swift Code # CHASUS33

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

1808 Aston Avenue, Suite 250

Carlsbad, California 92008

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.4(c) of the Credit Agreement dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AFC Enterprises, Inc., a Minnesota corporation (the “Borrower”), the Guarantors party thereto, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:                     . (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

2. The Loan to be prepaid is [check each applicable box]

☐	a Swingline Loan

☐	a Revolving Credit Loan

3. The Borrower shall repay the above-referenced Loans on the following Business Day:                     . (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Swingline Loan or Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

1808 Aston Avenue, Suite 250

Carlsbad, California 92008

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AFC Enterprises, Inc., a Minnesota corporation (the “Borrower”), the Guarantors party thereto, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Loan to which this Notice relates is a Revolving Credit Loan.

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Requested effective date of conversion:

Requested new Interest Period:

☐	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Last day of the current Interest Period:

Requested effective date of conversion:

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be continued:	$

Last day of the current Interest Period:

Requested effective date of continuation:

Requested new Interest Period:

3. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

EXHIBIT F

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of AFC Enterprises, Inc., a corporation organized under the laws of Minnesota (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 8.1 of the Credit Agreement dated as of December 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of                      and for the                      period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4. The Applicable Margins and calculations determining such figures are set forth on the attached Schedule 1, the Borrower and its Subsidiaries are in compliance with the Financial Covenants contained in Sections 9.11 and 9.12 of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

5. No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.4 of the Credit Agreement [except, if such change has occurred, specify the effect of such change on the financial statements accompanying this certificate].

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

AFC ENTERPRISES, INC.,
a Minnesota corporation

By:
Name:
Title:

Schedule 1

to

Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]2 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees][the Assignors]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	AFC Enterprises, Inc., a Minnesota corporation

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of December 18, 2013, among AFC Enterprises, Inc., as Borrower, the Guarantors party thereto, the Lenders parties thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	][5]

[Remainder of Page Intentionally Left Blank]

[5]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:              , 2     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and][6] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent [, Issuing Lender and Swingline Lender]

By
Title:

[Consented to:][7]

[BORROWER]

By
Title:

[6]	To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Lender is required by the terms of the Credit Agreement. May also use a Master Consent.
[7]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned[10]	Percentage Assigned of Commitment/ Loans[11]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE][12]
[and is an Affiliate/Approved Fund of [identify Lender]13]

By:
Title:

[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” etc.)
[9]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[12]	Add additional signature blocks, as needed.
[13]	Select as applicable.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under [Section 14.10(b)(iii), (v) and (vi)] of the Credit Agreement (subject to such consents, if any, as may be required under Section 14.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 6.2] [Section 8.1]14 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and

[14]	Update as necessary to refer to Financial Statement delivery Section in Credit Agreement.

without reliance on the Administrative Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H

FORM OF PERFECTION CERTIFICATE

Reference is hereby made to that certain credit agreement to be dated on or about December 18, 2013 (the “Credit Agreement”), to be entered into among AFC Enterprises, Inc. (the “Debtor”), the lenders and arrangers party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent.

The Debtor hereby certifies to Wells Fargo on behalf of itself and the other grantors specified below (the “Grantors”) as follows:

I.	GRANTOR INFORMATION.

A.1. Legal Names, Organizations, Other Legal Names, Jurisdictions of Organization, Changes in the Identity, and Organizational Identification Numbers. (1) The full and exact legal name (as it appears in each respective certificate or articles of incorporation, certificate of formation or similar organizational documents, in each case as amended to date), (2) the type of organization, (3) each other legal name that any of the Debtor or a particular Grantor has had since its organization together with the date of the relevant change, (4) the jurisdiction of organization (or formation, as applicable), (5) any change in the identity or corporate structure of any of the Debtor or a particular Grantor in any way within the past five years and (6) the organizational identification number and tax i.d. number of the Debtor and each other Grantor are as follows:

Name of Debtor/Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Other legal names and dates of change	Changes in identity or corporate structure in past five years	Jurisdiction of Organization/ Formation	Organizational Identification Number/ Federal Tax Identification Number

A.2. New Debtor Events. Below is a description of all the occasions in which the Debtor or any other Grantor has become a “new debtor” (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other person, excluding equipment leases or purchase money/retail installment contracts less than $25,000:

Name of Debtor/Grantor	Description of Event	Date of Event

A.3 Below is a true and correct organizational chart showing the ownership relationship of the Debtor and all of its affiliates.

B. Chief Executive Offices and Mailing Addresses. The chief executive office address, the preferred mailing address (if different than chief executive office or residence), and the places of business (on a state and county basis) of the Debtor and each other Grantor are as follows:

Name of Debtor/Grantor	Address of Chief Executive Office	Mailing Address (if different than CEO or residence)	Places of Business (indicate: owned / leased)

II.	LOCATION OF ASSETS.

A.1. Inventory and Equipment. Set forth below are all the locations where the Debtor or any other Grantor currently maintains or has maintained any material amount (fair market value of $10,000 or more) of its tangible personal property (including goods, inventory and equipment) of such Debtor or any other Grantor (whether or not in the possession of such Debtor or any other Grantor) within the past five (5) years:

Debtor/Grantor	Address/City/State/Zip Code	County

A.2. Warehousemen and bailees. Except as set forth below, no persons (including warehousemen and bailees) other than the Debtor or any other Grantor have possession of any material amount (fair market value of $10,000 or more) of assets of the Debtor or any other Grantor:

Debtor/Grantor	Address/City/State/Zip Code	County	Description of Assets and Value

B. Securities. Set forth below is a list of all equity interests owned by the Debtor and each Grantor and each of their subsidiaries together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Debtor/Grantor / Subsidiary	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

C. Securities Accounts. Set forth below is a list of all securities accounts in which the Debtor or any other Grantor customarily maintains securities or other assets having an aggregate value in excess of $10,000:

Debtor/Grantor	Type of Account	Name & Address of Financial Institutions

See Schedule II-C attached hereto

D. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which the Debtor or any other Grantor customarily maintains an average daily balance in excess of $25,000:

Debtor/Grantor	Type of Account	Name & Address of Financial Institutions

See Schedule II-D attached hereto

E. Instruments. Set forth below is a list of all instruments (other than checks to be deposited in the ordinary course of business), promissory notes, tangible chattel paper and other evidence of indebtedness owed to the Debtor or any other Grantor (including intercompany notes), in each case in the principal amount of greater than $10,000:

Debtor/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

See Schedule II-E attached hereto (excluding past due receivables or payment plans entered into with franchisees for royalty, advertising, re-imaging or similar fees in the ordinary course of business)

F. Intellectual Property. Set forth below is a list of all copyrights, patents and trademarks and other intellectual property owned or used, or hereafter adopted, held or used, by the Debtor and each other Grantor:

Debtor/Grantor	Copyrights / Copyright Registrations / Applications for Copyright Registrations	Filing Date	Status	Registration No.

See Schedule II-F attached hereto

Debtor/Grantor	Patents / Patent Applications	Filing Date	Status	Registration No.

See Schedule II-F attached hereto-

Debtor/Grantor	Trademarks / Trade Names / Service Marks / Trademark and Service Mark Registrations / Applications for Trademark and Service Mark Registrations	Filing Date	Status	Registration No.

See Schedule II-F attached hereto-

G. Real Property / Fixtures. Set forth below are all the locations where the Debtor or any other Grantor owns or leases any real property:

Debtor/Grantor	Address/City/State/Zip Code	County	Owned or Leased	Use of Real Property / Fixtures

See Schedule II-G attached hereto

H. Letters of Credit. Set forth below is a list of all Letters of Credit for which any Grantor is the beneficiary:

Debtor/Grantor	Issuer of Letter of Credit	Issue Date	$ Amount

I. Insurance. Set forth below is a list of all property and casualty insurance, comprehensive general liability insurance, product liability insurance, business interruption insurance and all other insurance maintained by the Debtor and each other Grantor:

Debtor/Grantor	Insurance Type	Policy Number	Amount of Coverage	Coverage Dates

J. Commercial Tort Claims. Set forth below is a list of all commercial torts claims held by the Debtor and each other Grantor, including a brief description thereof, other than breach of contract and Lanham Act claims related to franchisees:

Debtor/Grantor	Amount of Claim	Description of Claim

K. Mobile Goods. Set forth below is a list of all railroad cars, aircraft or motor vehicles (covered by certificates of title or ownership) with a value of over $100,000 and owned by the Debtor or any other Grantor:

Debtor/Grantor	Location State	Vehicle Make	Model	Year	Serial #

L. Locations of Other Collateral. Set forth below are all locations (other than listed above) where the Debtor and any other Grantor maintains assets with an aggregate value exceeding $25,000.

Debtor/Grantor	Collateral	Location

M. Third-Party Collateral Sites. Set forth below are all the names and addresses of all persons other than Debtor and any other Grantor that have possession of assets of the Debtor or any other Grantor with an aggregate value exceeding $25,000, excluding any leased sites identified on Schedule II-G.

Name	Collateral	Location of Collateral

III.	FINANCING INFORMATION

Set forth below are all current creditors of the Debtor or any Grantor that will be refinanced with the funding of the initial loans under the Credit Agreement and all letters of credit currently outstanding on behalf of the Debtor or any Grantor (together with an indication of whether any such letters of credit will be replaced or collateralized with the closing of the Credit Agreement).

Name	Creditors to be Refinanced	Letters of Credit/Replaced or Collateralized

IN WITNESS WHEREOF, the undersigned hereto has caused this Perfection Certificate to be executed as of this      day of             , 2013 by its officer thereunto duly authorized.

AFC Enterprises, Inc.

By:
Name:
Title:

Schedule II-C

Securities Accounts

Schedule II-D

Deposit Accounts

Schedule II-E

Instruments

Schedule II-F

Intellectual Property

Schedule II-G

Real Property / Fixtures

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AFC Enterprises, Inc., a Minnesota corporation, as Borrower, the Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AFC Enterprises, Inc., a Minnesota corporation, as Borrower, the Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AFC Enterprises, Inc., a Minnesota corporation, the Guarantors party thereto, Wells Fargo Bank, National Association as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AFC Enterprises, Inc., a Minnesota corporation, the Guarantors party thereto, Wells Fargo Bank, National Association as Administrative Agent, and each Lender from time to time party thereto.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

SCHEDULE 1.1

Certain Specified Asset Sales

None

Schedule 2.1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Wells Fargo Bank, National Association	$35,000,000.00	28.000000000%
Bank of America, N.A.	$35,000,000.00	28.000000000%
Fifth Third Bank	$20,000,000.00	16.000000000%
Capital One N.A.	$20,000,000.00	16.000000000%
Branch Banking and Trust Company	$15,000,000.00	12.000000000%

TOTAL:	$125,000,000.00	100.000000000%

SCHEDULE 7.5

Real Property

See Attached

Schedule 7.5 to the Credit Agreement – Real Property

Schedule 7.5 REAL PROPERTY

PFC#	NCS#	State	County/Parish	Address
Company Owned > Company Operated (Equipment Owned by AFC)
2464		LA	Jefferson	4305 Transcontinental, Metairie, LA 70006
2485		LA	Orleans	5757 Read Road, New Orleans, LA 70127
2601		LA	Jefferson	5950 Lapalco Blvd., Marrero, LA 70072
4581		TN	Shelby	4720 Showcase Blvd., Memphis, TN 38118
7255		LA	Orleans	8700 Chef Menteur Hwy., New Orleans, LA 70127
7277		TN	Orleans	4238 South Claiborne Ave., New Orleans, LA 70125
10669		IN	Shelby	6185 Macon Road, Memphis, TN 38134
11284		IN	Marion	3128 E. Washington, Indianapolis, IN 46201
11298		IN	Marion	3633 W. 86th Street, Indianapolis, IN 46268
11339		IN	Marion	2902 Madison Ave., Indianapolis, IN 46225
11359		SC	York	2445 Cherry Road, Rock Hill, SC, 25722
11524		IN	Marion	5020 East County Line Road, Indianapolis, IN 46237
11621		IN	Hendrick	2304 E. Main Street, Plainfield, IN 46168
Company Owned > Leased to Franchisee / Viking (Equipment Owned by AFC leased to Franchisee)
11420		CA	Shasta	86 Lake Blvd., Redding, CA 96003
11421		CA	Shasta	3088 McMurray Drive, Anderson CA 96007
11422		CA	Sutter	808 Colusa Ave., Yuba City, CA 95991
11423		CA	Marysville	1135 N. Beale Rd., Marysville, CA 95901
11424		CA	Butte	1161 Mangrove Ave., Chico, CA 95926
11425		CA	Butte	1796 Oro Dam Blvd., Oroville, CA 95966
11426		CA	Kern	1221 Mt. Vernon Ave., Bakersfield, CA 93306
11427		CA	Kern	1449 White Lane, Bakersfield CA 93307
11428		MN	Kern	2700 Panama Lane, Bakersfield, CA 93313
11429		MN	Rasmey	1624 Rice Street, St. Paul, MN 55117
11430		MN	Hennepin	301 West Broadway Avenue, Minneapolis, MN 55411
11431		MN	Hennepin	9255 Lyndale Avenue, Bloominton, MN 55420
11432		MN	Hennepin	2918 Chicago, Minneapolis, MN 55407
11433		MN	Rasmey	1089 University Ave., St. Paul, MN 55104
11434		MN	Hennepin	220 W. 66th Street, Richfield, MN 55423
11435		MN	Rasmey	1938 Beam Avenue, St. Paul MN 55109
11436		MN	Hennepin	8025 Brooklyn Blvd., Brooklyn Park, MN 55445
11437		MN	Rasmey	1722 Surburban Avenue, St. Paul, MN 55106
Company Owned > Leased To Franchisee (Equipment Owned by Franchisee)
534		PA	Philadelphia	314 W. Lehigh Ave., Philadelphia, PA
1037		TX	Dallas	12435 Plano Garland, TX 75243
1082		CO	Denver	4400 Federal Blvd. Denver, CO
1409		TX	Dallas	3308 West Davis Dallas, TX 75211
1449		TX	Dallas	1436 Beltline Rd., Garland, TX 75042
1515		TX	Dallas	6502 Lemmon Ave. Dallas, TX 75209
4506		TX	Dallas	1011 E. Pleasant Run DeSoto, TX 45115
4508		TX	Tarrant	8393 Grapevine Hwy. a/k/a 8393 Boulevard 26, N. Richland Hills, TX 76180
5627		TN	Madison	1691 S. Highland Jackson, TN 38301
5986		PA	Philadelphia	800 S. Broad St. Philadelphia, PA 19146

Schedule 7.5 to the Credit Agreement – Real Property

PFC#	NCS#	State	County/Parish	Address
Company Owned > Surplus (Equipment Owned by AFC) Vacant Land
9045 a/k/a 9201		LA	Orleans

SCHEDULE 7.15

Listing of Subsidiaries

AFC Properties, Inc.

SCHEDULE 7.17

Insurance

SCHEDULE 7.17 TO THE CREDIT AGREEMENT - INSURANCE

AFC Enterprises Insurance Schedule 2013 - 2014

Type of Coverage	Policy Period	Insurance Company	Policy Number	Limit/Deductible		Premium
General Liability (includes 4,112 of TRIA)	10/1/2013-2014	Liberty Mutual	TB2-Z51-286122-023	Limit: $2,000,000 Limit: $1,000,000 Limit: $2,000,000 Limit: $1,000,000 Limit: $2,000,000 $0	Annual Aggregate Each Occurrence Products Personal/Advertising Per Location Aggregate Deductible		$339,313.00 Deposit = 84,828.25 10 equal installments #REF!

Automobile Liability	10/1/2013-2014	Liberty Mutual	ASC-Z51-286122-033	Limit: $1,000,000 Limit: $5,000 Limit: $75,000 $1,000	Combined Single Limit Medical Payments Uninsured/Underinsured Coll./Comp. Deductible		$4,860.00 Deposit = 1,216.50 10 equal installments #REF!
Workers’ Compensation - All States including TX	10/1/2013-2014	Liberty Mutual	WC6-Z51-286122-013	Statutory $1M/$1M/$1M $0 $1,000,000	Workers’ Compensation Employer’s Liability Deductible Aggregate		$475,460.00 Deposit = 119,263.25 10 equal installments #REF!
Stop-Gap Employers Liability

Foreign Voluntary Workers Compensation	10/1/2013 - 2014	World Source/Insurance Co. of the State of PA	WS11006281	Limit: $2,000,000 Limit: $1,000,000 Limit: $1,000,000 Limit: $2,000,000 Limit: $1,000,000 Limit: $250,000 $25,000 Limit: $1,000,000 Limit: $1,000,000	Master Program Aggregate General Aggregate Limit Each Occurrence Products Personal/Advertising Damage to Premises Medical Expense Auto: Hired/Nonowned WC:ea. Acc/disease & aggregate		$3,035.00
Excess Umbrella Liability
First Layer (includes 1,267 of TRIA)	10/1/2013-2014	Liberty	TH7-Z51-286122-063	Limit: $25m xs Primary Policies	Occurrence and Aggregate		$51,958.00 Paid in full at inception

Second Layer	10/1/2013-2014	Fireman’s Fund/Allianz Group	SHX 53031002R	Limit: $50m xs $25m	Occurrence and Aggregate		$47,689.00 Paid in full at inception
Primary Property	12/1/13 - 2014	XL Europe LTD/Indian Harbor	#PRO0036431-02	Limit: $5,000,000	Per Occurrence - All Risk Coverage* Surplus lines tax (SLT) 4% Policy renewal fee	$ $ $	494,630 19,785 —

TIV per Schedule: $83,135,764 Coverage: (includes Viking) Real & Personal Property, Business Interruption, Newly Acquired Property, Extra Expense, Debris Removal, Demo ICC, Valuable Papers, Accounts Receivable, EDP, and Off Premises

	12/1/13 - 2014	(Primary $5M)		Deductible: $25,000 Deductible: $25,000 Deductible: $25,000

All Other Perils, EXCEPT;

Earthquake, EXCEPT;

2% of Total Insurable Values at time of the loss at each Location involved in the loss or damage, subject to a minimum of $100,000 and on Occurrence as respects Locations in the New Madrid Earthquake Flood, EXCEPT;

AFC Enterprises Insurance Schedule 2013 - 2014

Type of Coverage	Policy Period	Insurance Company	Policy Number	Limit/Deductible			Premium
					Deductible: 3%	Excess of available NFIP whether purchased or not, plus 2 day waiting period as respects business interruption. In no event shall this policy provide coverage unless the total loss is greater than $1,000,000 in any one occurrence, as respects locations wholly or partially within Special Flood Hazard Areas of Total Insurable Values at the time of the loss on a per unit basis arising out of a Named Storm, (including, but not limited to, all Flood, wind, wind gusts, storm surges, tornados, cyclones, hail or rain) and subject to a minimum deductible of $100,000 any one Occurrence
Excess Property	12/1/2013-14 12/1/2013-14	Alterra Excess & Surplus ($20m xs $5m)	MKLS11XP000815	Limit: $	5m p/o $20m xs $5m	Per Occurrence - All Risk Coverage* SLT 4% Flood in Zone A/V, New Madrid EQ	$28,000.00 $1,120.00
Excess Property	12/1/2013-14 12/1/2013-14	James River Ins Co ($20m xs $5m)	00046262-4	Limit: $	5m p/o $20m xs $5m	Per Occurrence - All Risk Coverage* SLT 4% Flood in Zone A/V, New Madrid EQ Renewal Fee	$28,000.00 $1,140.00 $500.00
Excess Property	12/1/2013 12/1/2014	Maxum	MSP 6020893-02	Limit: $	5m p/o $20m xs $5m	Per Occurrence - All Risk Coverage* Flood in Zone A/V, New Madrid EQ	$28,000.00
						SLT 4%	$1,120.00

Excess Property	12/1/2013 12/1/2014	Scottsdale Insurance	AJS0000002	Limit: $	5m p/o $20m xs $5m	Per Occurrence - All Risk Coverage* Flood in Zone A/V, New Madrid EQ	$28,000.00

						SLT 4%	$1,120.00

National Flood Insurance Program (A total of 25 locations (SOV) see schedule of values)	various - 2014	Travelers	Individual policy for each location insured (See NFIP Tab)			Various per scheduled values each site (see NFIP Tab)	$102,989.00
Pollution
Pollution & Remediation Legal Liability	1/14/10-1/14/15	Indian Harbor Ins.	PEC000068801		$5,000,000	Limit	$132,939.04

Five year policy					Various	Retentions 100/K	(Taxes 5,113.04)

AFC Enterprises Insurance Schedule 2013 - 2014

Type of Coverage	Policy Period	Insurance Company	Policy Number	Limit/Deductible		Premium

D&O	3/25/2013-3/25/2014 3/25/2013-3/25/2014	XL See policy summary for all coverages	ELU124933-12	$10,000,000 $500,000	Limit Retention	$138,750.00 Include Side A
Excess D&O 1 layer	3/27/2013-3/27/2014	Navigators Insurance	NY12DOL605205IV	1st Excess 10X10	Excess Limit	$85,750.00
Excess D&O 2 layer	3/27/2013-3/27/2014	Travelers Cas & Surety	105588242	2nd Excess 10x20		$49,711.00
Excess D&O 2 layer	3/27/2013-3/27/2014	ACE	DOXG23642141004	Side A D&O 10X30	Excess	$60,000.00
Popeyes Foundation D&O	3/25/2013-3/25/2014	Darwin National Assurance Co	0306-5121	$1,000,000	Limit	$1,249.00
Employment Practices Liability (EPL) Claim Made Policy	3/27/2013- 3/27/2014	National Union Fire Insurance Co..	18413044	$15,000,000 250,000 500,000	Limit Deductible Deductible for class action & 3rd party	$78,500.00 Paid in full at inception
Fiduciary Liability	3/27/2013 - 3/27/2014	Illinois National Insurance	18411913	$5,000,000 $25,000	Limit Retention (each claim)	$10,050.00
Crime	3/27/2013 - 3/27/2014	Westchester Fire Insurance	DOXG23671050-001	$5,000,000 $100,000	Limit Deductible	$16,000.00
Special Crime(3 year Policy)	3/27/2013 to 3/27/2016	Hiscox Insurance Company, Inc.	UKA3005651.13	$10,000,000 $500	Limit Deductible	$10,068.00
Advertisers Liability / Media	4/27/2013 – 3/27/2014	AXIS Specialty Insurance	MCN000105461101	$5,000,000 $50,000	Limit Retention	$9,524.00 Paid in full at inception
Advertisers Liability / Media	3/27/13 - 4/27/13	AXIS Specialty Insurance *Got 1 mo. extension, but kept renewal date as 3/27	MCN000105461101	$5,000,000 $50,000	Limit Retention	$680.00

General Liability - Canada	5/14/13 - 5/13/14	Purves Redmond LTD	TCL12313	2,000,000 1,000	Limit Deductible	$4,132.00

Popeyes Car - Liability	3/31/13 - 10/1/13	Libery Mutual	AS1-Z51-286122-032	see above		$669.00
Popeyes Car - Physical Damage	4/10/13 - 4/10/14	Markel Insurance Co.	7021RS006940-0	24,000.00	ACV	$1,000.00
Total Premium

Store No.	Address	City	County	ST	Zip Code
124	8901 AIRLINE HIGHWAY	METAIRIE	JEFFERSON PARISH	LA	70003
2003	1301 VETERANS MEMORIAL BLVD.	METAIRIE	JEFFERSON PARISH	LA	70005
2009	4905 WESTBANK EXPRWY	MARRERO	JEFFERSON PARISH	LA	70072
2017	4701 VETERANS MEMORIAL BLVD.	METAIRIE	JEFFERSON PARISH	LA	70006
2020	1243 ST. CHARLES AVE	NEW ORLEANS	ORLEANS PARISH	LA	70130
2023	3444 WILLIAMS BLVD	KENNER	JEFFERSON PARISH	LA	70065
2027	4041 MAGAZINE STREET	NEW ORLEANS	ORLEANS PARISH	LA	70115
2030	621 CANAL STREET	NEW ORLEANS	ORLEANS PARISH	LA	70130
2068	2148 BELLE CHASSE HWY.	TERRYTOWN	JEFFERSON PARISH	LA	70056
2079	3825 GENERAL DEGAULL	NEW ORLEANS	ORLEANS PARISH	LA	70114
2094	4605 AIRLINE HWY	METAIRIE	JEFFERSON PARISH	LA	70001
2100	7212 VETERANS MEMORIAL	METAIRIE	JEFFERSON PARISH	LA	70003
2239	3100 S. CARROLLTON AVE.	NEW ORLEANS	ORLEANS PARISH	LA	70118
2245	4480 Chef Menteur	NEW ORLEANS	ORLEANS PARISH	LA	70126
2249	1401 Lafayette St.	GRETNA	JEFFERSON PARISH	LA	70053
2383	2000 Gentilly Blvd.	NEW ORLEANS	ORLEANS PARISH	LA	70119
2464	4305 Transcontinental	METAIRIE	JEFFERSON PARISH	LA	70006
2474	3016 LOYOLA DR.	KENNER	JEFFERSON PARISH	LA	70065
2485	5757 Read Road	NEW ORLEANS	ORLEANS PARISH	LA	70127
2601	5950 LAPALCO BLVD	MARRERO	JEFFERSON PARISH	LA	70072
3059	6232 Elysian Fields Avenue	NEW ORLEANS	ORLEANS PARISH	LA	70122
11210	3021 W. 16th Street	INDIANAPOLIS	MARION COUNTY	IN	46222
11284	3128 E. Washington	INDIANAPOLIS	MARION COUNTY	IN	46201
11298	3633 W. 86th St.	INDIANAPOLIS	MARION COUNTY	IN	46268
11339	2902 Madison Ave	INDIANAPOLIS	MARION COUNTY	IN	46225
11491	7615 Pendleton Pike	INDIANAPOLIS	MARION COUNTY	IN	46226
11523	625 E. Carmel Dr.	CARMEL	MARION COUNTY	IN	46032
11524	5020 E. County Line Rd.	INDIANAPOLIS	MARION COUNTY	IN	46237
3430	992 Goodman Road	HORN LAKE	DESOTO COUNTY	MS	38637
4273	1700 Belk Blvd	OXFORD	LAFAYETTE COUNTY	MS	38655
4581	4720 Showcase Boulevard	MEMPHIS	SHELBY COUNTY	TN	38118
4690	4624 Elvis Presley Blvd.	MEMPHIS	SHELBY COUNTY	TN	38116
4692	619 Hwy 7 South	HOLLY SPRINGS	MARSHALL COUNTY	MS	38635
4856	2235 Lamar Avenue	MEMPHIS	SHELBY COUNTY	TN	38114
4989	6546 Winchester Road	MEMPHIS	SHELBY COUNTY	TN	38115
11557	1370 Union Ave.	MEMPHIS	SHELBY COUNTY	TN	38104
5561	1344 Missouri Street	WEST MEMPHIS	CRITTENDEN COUNTY	AR	72301
7096	6085 Stage Road	BARTLETT	SHELBY COUNTY	TN	38134
7255	8700 Chef Menteur Hwy	NEW ORLEANS	ORLEANS PARISH	LA	70127
7277	4238 S. Claiborne Avenue	NEW ORLEANS	ORLEANS PARISH	LA	70125
7283	1105 W. Poplar Avenue	COLLIERVILLE	SHELBY COUNTY	TN	38017
7431	8350 W. Judge Perez Dr.	CHALMETTE	ST. BERNARD PARISH	LA	70043
7433	1216 Elmwood Park Blvd	HARAHAN	JEFFERSON PARISH	LA	70123
9111	3660 Austin Peay Hwy	MEMPHIS	SHELBY COUNTY	TN	38128
10660	1296 N.Gemantown Pkwy	MEMPHIS	SHELBY COUNTY	TN	38016
10669	6185 Macon Road	MEMPHIS	SHELBY COUNTY	TN	38134
11335	379 West Plaza Dr.	MOORESVILLE	IREDELL COUNTY	NC	28117
11520	3318 Wilkinson Boulevard	CHARLOTTE	MECHLENBURG COUNTY	NC	28208
11359	2445 Cherry Rd.	ROCK HILL	YORK COUNTY	SC	25722
11336	1489 Concord Pkwy., No.	CONCORD	CABARRUS COUNTY	NC	28025

11381	3004 Jefferson Highway	NEW ORLEANS		LA
7199	360 Pharr Road, Suites 101 & 102	ATLANTA	FULTON COUNTY	GA	30305

Copr Ofc	400 Perimeter Center Terrace, Suite 100	ATLANTA	DEKALB COUNTY	GA	30346
Viking Acquisition
7	808 Colusa Ave	Yuba City		CA	95991
129	7995 Glenn Lane	Eden Prairie		MN	55344

SCHEDULE 7.20

Intellectual Property

See Attached

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Antigua & Barbuda	TM Antigua & Barbuda: POPEYES & Palladium Design in Class 29	99179283	2/27/1998	5328	4/18/2000	29
Antigua & Barbuda	TM Antigua & Barbuda: POPEYES in Class 29		1/21/1998	2062	2/19/2001	29
Argentina	TM Argentina: POPEYES in Class 29	3.085.713	5/10/2011	2.520.146	8/24/2012	29
Argentina	TM Argentina: POPEYES in Class 43	3.269.455	8/12/2013			43

Aruba	TM Aruba: POPEYES in Class 29 and 43	93/100111	9/30/1993	16483	1/14/1994	29, 43
Australia	TM Australia: P LOUISIANA KITCHEN SEAL in Cl 29, 43	1395777	11/19/2010	1395777	7/8/2011	29, 43
Australia	TM Australia: POPEYES & Palladium Design in Class 29 and 42	828691	3/22/2000	828691	3/22/2000	29, 42
Australia	TM Australia: POPEYES (Stylized) in Class 29	A503835	1/31/1989	A503835	1/31/1989	29
Australia	TM Australia: POPEYES (Stylized) in Class 30	A503836	1/31/1989	A503836	1/31/1989	30
Australia	TM Australia: POPEYES in Class 29 and 42	828,692	3/22/2000	828,692	3/5/2001	29, 42
Austria	TM Austria: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (42)	AM 2632/97	5/15/1997	172,635	11/18/1997	42
Bahamas	TM Bahamas: POPEYES in Class 29	19726	6/25/1997	19726	3/13/1998	29
Bahamas	TM Bahamas: POPEYES in Class 42	8470	7/21/1976	8470	7/21/1976	42
Bahrain	TM Bahrain: GOLDEN MEAL	47119	3/8/2006	47119	5/12/2009	29

Bahrain	TM Bahrain: GOLDEN MEAL in Class 43	47120	3/8/2006	47120	5/12/2009	43
Bahrain	TM Bahrain: P LOUISIANA KITCHEN SEAL in Cl 29	86476	5/18/2011			29
Bahrain	TM Bahrain: P LOUISIANA KITCHEN SEAL in Cl 43	86477	5/18/2011			43
Bahrain	TM Bahrain: POPEYES (Stylized) in Class 29	201/88	3/30/1988	11536	3/30/1988	29
Bahrain	TM Bahrain: POPEYES (Stylized) in Class 42	202/88	3/30/1988	588	3/30/1988	42
Bahrain	TM Bahrain: POPEYES in Class 29	1132/2001	6/6/2001	TM 29765	2/23/2003	29
Bahrain	TM Bahrain: POPEYES in Class 42	1133/2001	6/6/2001	4474	6/11/2002	42
Benelux	TM BX: POPEYES in Class 29, 30, 31 and 32	614846	4/4/1976	340729	8/4/1976	29, 30, 31, 32
Bermuda	TM Bermuda: POPEYES (Stylized) in Class 29	9706	5/3/1982	9706	5/3/1982	29

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Bermuda	TM Bermuda: POPEYES (Stylized) in Class 30	9643	6/24/1982	9643	6/24/1982	30
Bolivia, Plurinational State of	TM Bolivia: POPEYES & Palladium Design in Class 29	078258	5/15/1997	68995	11/23/1998	29
Bolivia, Plurinational State of	TM Bolivia: POPEYES & Palladium Design in Class 42	78259	5/15/1997	68994	11/23/1998	42
Bolivia, Plurinational State of	TM Bolivia: POPEYES in Class 29	78050	5/15/1997	68975 - C	11/23/1998	29
Bolivia, Plurinational State of	TM Bolivia: POPEYES in Class 42	78051	5/15/1997	68974 - C	11/23/1998	42
Brazil	TM Brazil: P LOUISIANA KITCHEN SEAL in Cl 29					29
Brazil	TM Brazil: P LOUISIANA KITCHEN SEAL in Cl 43					43

Brazil	TM Brazil: POPEYES FRANGO & BISCUITS and Palladium Design in Cl 29	820024791	8/19/1997	820024791	2/1/2005	29
Brazil	TM Brazil: POPEYES in Class 29	820024813	8/19/1997	820024813	2/1/2005	29
Brazil	TM Brazil: POPEYES in Class 43 (Local Cl 38.6)	031780	7/12/1976	006658610	3/25/1978	43
Cambodia	TM Cambodia: P LOUISIANA KITCHEN SEAL in Cl 29	39552	11/30/2010	KH/37484/11	6/14/2011	29
Cambodia	TM Cambodia: P LOUISIANA KITCHEN SEAL in Cl 43	39553	11/30/2010	KH/37485/11	6/14/2011	43
Cambodia	TM Cambodia: POPEYES in Class 29	39554	11/30/2010	KH/37299/11	5/26/2011	29
Cambodia	TM Cambodia: POPEYES in Class 43	39555	11/30/2010	KH/37300/11	5/26/2011	43
Canada	TM Canada: BIG FLAVA in Class 29	1293694	3/14/2006	TMA706,584	2/5/2008	29
Canada	TM Canada: LOVE THAT CHICKEN!	500870	3/24/1983	315225	6/13/1986	03, 08, 16, 21, 25, 28, 29, 30, 31, 32, 34, 42
Canada	TM Canada: ORIGINAL NEW ORLEANS FLAVOR	500869	3/24/1983	TMA315,281	6/13/1986	03, 08, 16, 21, 25, 29, 30, 31, 32, 34, 42
Canada	TM Canada: P LOUISIANA KITCHEN SEAL in Cl 29, 43	1,428,869	9/24/2009	TMA783,476	11/25/2010	29, 43
Canada	TM Canada: POPEYES (Stylized) in Class 29, 30, 31 and 43	498404	2/4/1983	363165	11/10/1989	29, 30, 31, 43
Canada	TM Canada: POPEYES CAJUN FRIED CHICKEN & BISCUITS	535203	1/22/1985	349807	1/6/1989	29, 30, 31, 32, 42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)

Canada	TM Canada: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29, 42)	0810135	4/17/1996	TMA511805	5/13/1999	29,42
Canada	TM Canada: POPEYES FAMOUS FRIED CHICKEN and Sign Design	0500876	3/24/1983	TMA391,883	12/20/1991	29, 30, 31, 32, 42
Canada	TM Canada: POPEYES in Class 29, 30, 31 and 42	0499668	3/1/1983	TMA336,983	2/12/1988	29, 30, 31, 42
Cayman Islands	TM Cayman Islands: P LOUISIANA KITCHEN and Design	CT8221699	6/22/2010	CT8221699	7/19/2010	29, 43
Cayman Islands	TM Cayman Islands: POPEYES in Class 29 and 42	CT171280	6/2/2009	CT171280	6/2/2009	29, 42
Chile	TM Chile: PO’BOY	1.075.959	2/5/2013			30
Chile	TM Chile: POPEYES SAZON QUE TE CONQUISTA in Class 29	1.078.358	10/11/2013			29
Chile	TM Chile: POPEYES SAZON QUE TE CONQUISTA in Class 43	1.078.360	10/11/2013			43
Chile	TM Chile: P LOUISIANA KITCHEN SEAL in Cl 29	967.497	8/29/2011	1.001.274	3/21/2013	29
Chile	TM Chile: P POPEYES LOUISIANA KITCHEN SEAL in Cl 29	1.045.208	2/8/2013			29
Chile	TM Chile: P POPEYES LOUISIANA KITCHEN SEAL in Cl 43	1.045.209	2/8/2013			43
Chile	TM Chile: POPEYES in Class 29	381646	6/26/1997	825.947 (formerly 508.318)	3/25/1998	29
Chile	TM Chile: POPEYES in Class 43	381647	6/26/1997	676.254	10/20/2003	43
Chile	TM Chile: POPEYES LOUISIANA KITCHEN & Design in Cl 29	1.045.211	2/8/2013			29
Chile	TM Chile: POPEYES LOUISIANA KITCHEN & Design in Cl 43	1.045.212	2/8/2013			43
China	TM China: CAJUN OUR WAY POPEYES CHICKEN & BISCUITS w/Chinese and Crown Design in Cl 29	3425041	1/3/2003	3425041	8/28/2004	29

China	TM China: CAJUN OUR WAY POPEYES CHICKEN & BISCUITS w/Chinese and Crown Design in Cl 29 (Color)	3425039	1/3/2003	3425039	8/28/2004	29
China	TM China: CAJUN OUR WAY POPEYES CHICKEN & BISCUITS w/Chinese and Crown Design in Cl 31	3664661	8/7/2003	3664661	2/7/2005	31

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)

China	TM China: CAJUN OUR WAY POPEYES CHICKEN & BISCUITS w/Chinese and Crown Design in Cl 31 (Color)	3664658	8/7/2003	3664658	2/7/2005	31
China	TM China: CAJUN OUR WAY POPEYES CHICKEN & BISCUITS w/Chinese and Crown Design in Cl 43	3425042	1/3/2003	3425042	11/14/2004	43

China	TM China: CAJUN OUR WAY POPEYES CHICKEN & BISCUITS w/Chinese and Crown Design in Cl 43 (Color)	3425040	1/3/2003	3425040	11/14/2004	43
China	TM China: P LOUISIANA KITCHEN SEAL in Cl 29	11314997	8/7/2012			29
China	TM China: P LOUISIANA KITCHEN SEAL in Cl 43	11314998	8/7/2012			43
China	TM China: P POPEYES LOUISIANA KITCHEN SEAL in Cl 29					29
China	TM China: P POPEYES LOUISIANA KITCHEN SEAL in Cl 43					43
China	TM China: POPEYES in Chinese in Class 29	919293	12/21/1996	919293	12/21/1996	29
China	TM China: POPEYES in Chinese in Class 29	960096471	8/23/1996	1091140	8/28/1997	29
China	TM China: POPEYES in Chinese in Class 42	960096472	8/23/1996	1109344	9/21/1997	42
China	TM China: POPEYES in Chinese in Class 42	95029456	3/21/1995	931831	1/14/1997	42
China	TM China: POPEYES in Class 29	93/101282	10/20/1993	746285	5/21/1995	29
China	TM China: POPEYES in Class 42	93/092432	9/29/1993	776871	1/28/1995	42
China	TM China: POPEYES w/Chinese & Palladium Design in Class 29	9800108343	9/22/1998	1366627	2/21/2000	29
China	TM China: POPEYES w/Chinese & Palladium Design in Class 42			1382610	4/7/2000	42
Colombia	TM Colombia: P LOUISIANA KITCHEN SEAL in Cl 29	10147172	11/23/2010	423809	4/29/2011	29
Colombia	TM Colombia: P LOUISIANA KITCHEN SEAL in Cl 43	10147175	11/23/2010	423810	4/29/2011	43
Colombia	TM Colombia: POPEYES (Commercial Ensign)	98068745	11/23/1998	12307	12/29/1998	42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Colombia	TM Colombia: POPEYES (Commercial Name)	98068746	11/23/1998	12319	12/29/1998	42
Colombia	TM Colombia: POPEYES and Sign Design in Class 42			104,652	11/14/1983	42
Colombia	TM Colombia: POPEYES in Class 29	97049589	8/27/1997	221194	5/26/1999	29
Colombia	TM Colombia: POPEYES in Class 42	97049590	8/27/1997	232814	2/16/2001	42
Costa Rica	TM Costa Rica: P LOUISIANA KITCHEN SEAL in Cl 29	2010-5292	6/10/2010	203841	9/20/2010	29
Costa Rica	TM Costa Rica: P LOUISIANA KITCHEN SEAL in Cl 43	2010-5294	6/10/2010	203842	9/20/2010	043
Costa Rica	TM Costa Rica: POPEYES CHICKEN & BISCUITS and Banner Design	01/2010-005295	6/10/2010			43

Costa Rica	TM Costa Rica: POPEYES in Class 29	65601	1/28/1988	70426	8/9/1989	29

Costa Rica	TM Costa Rica: POPEYES in Class 30	64617	1/28/1988	69.289	11/21/1988	30

Costa Rica	TM Costa Rica: POPEYES in Class 43	01/2010-005293	6/10/2010	204906	11/1/2010	43
Cuba	TM Cuba: AFC ENTERPRISES and Star Design in Class 35	333/2004	5/20/2004	2004-0333	11/11/2005	35
Cuba	TM Cuba: POPEYES	111597	5/27/1981	111597	5/27/1981	29
Cuba	TM Cuba: POPEYES (Stylized) in Class 43	335/2004	5/20/2004	2004-0335	5/11/2006	43
Cuba	TM Cuba: POPEYES in Class 42	334/2004	5/20/2004	2004-0334	12/26/2007	43
Cuba	US Cuba: AFC in Classes 35	332/2004	5/20/2004	2197/2005	11/11/2005	35
Cyprus	TM CY: POPEYES CHICKEN & BISCUITS and Banner Design in Class 29	43984	11/28/1995	43984	12/10/1999	29
Cyprus	TM CY: POPEYES CHICKEN & BISCUITS and Banner Design in Class 42	43985	11/28/1995	43985	12/10/1999	42

Cyprus	TM Cyprus: GOLDEN MEAL in Class 29	80670	7/2/2012			029

Cyprus	TM Cyprus: GOLDEN MEAL in Class 43	80671	7/2/2012			043
Cyprus	TM Cyprus: LOVE THAT CHICKEN! in Class 29	80674	7/2/2012			029
Cyprus	TM Cyprus: LOVE THAT CHICKEN! in Class 43	80675	7/2/2012			043

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Cyprus	TM Cyprus: P LOUISIANA KITCHEN SEAL in Cl 29	80672	7/2/2012			29
Cyprus	TM Cyprus: P LOUISIANA KITCHEN SEAL in Cl 43	80673	7/2/2012			43
Cyprus	TM Cyprus: POPEYES in Class 29	43982	11/28/1995	43982	11/28/1995	29
Cyprus	TM Cyprus: POPEYES in Class 42	43983	11/28/1995	43983	11/28/1995	42
Czech Republic	TM Czech Republic: POPEYES in Class 29 and 42	83254/93	10/4/1993	192696	8/21/1996	29, 42
Dominica	TM Dominica: POPEYES (Stylized) in Class 29, 30	138/03	11/11/2003	138/2003	11/11/2003	29, 30
Dominica	TM Dominica: POPEYES (Stylized) in Class 43	1376667	10/4/2005	26/2005		43
Dominica	TM Dominica: POPEYES in Class 29 and 30 (Local Cl 42)	137/03	11/11/2003	137/2003	11/11/2003	29, 30
Dominican Republic	TM Dominican Republic: LOVE THAT CHICKEN! in Class 43	2007-26739	5/22/2007	162347	8/14/2007	43
Dominican Republic	TM Dominican Republic: P LOUISIANA KITCHEN SEAL in Cl 29, 43	2011-808	1/13/2011	187032	4/15/2011	29, 43
Dominican Republic	TM Dominican Republic: POPEYES CHICKEN & SEAFOOD		5/22/2007	163486	10/30/2007	29, 43
Dominican Republic	TM Dominican Republic: POPEYES in Classes 29 and 43	2007-26742	5/22/2007	168758	8/14/2008	29, 43
Egypt	TM EG: POPEYES (in English and Arabic) & Palladium Design in Cl 29	96666	7/25/1995	96666	2/6/2012	29
Egypt	TM EG: POPEYES (In English and Arabic) & Palladium Design in Cl 43	96667	7/25/2006	96667	2/14/2012	43
Egypt	TM EG: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29)	96668	7/25/1999	96668	12/30/2009	29
Egypt	TM EG: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (43)	96669	7/25/1995	96669	7/25/2005	43

Egypt	TM EG: POPEYES in Arabic in Class 29	96664	7/25/1995	96664	12/30/2009	29

Egypt	TM EG: POPEYES in Arabic in Class 42	96665	7/25/1995	96665	12/30/2009	42
Egypt	TM Egypt: LOVE THAT CHICKEN! in Class 43	200698	5/6/2007	200698	9/3/2009	43
Egypt	TM Egypt: P LOUISIANA KITCHEN SEAL in Cl 29	235330	8/30/2009	235330	9/27/2012	029

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Egypt	TM Egypt: P LOUISIANA KITCHEN SEAL in Cl 43	235331	8/30/2009	235331	2/6/2012	043
Egypt	TM Egypt POPEYES GOLDEN MEAL (Stylized)	188761	6/25/2006	188761	3/10/2010	29
Egypt	TM Egypt: POPEYES GOLDEN MEAL (Stylized) in 43	188762	6/25/2006	188762	3/10/2010	43
Egypt	TM Egypt: POPEYES in Class 29	60183	2/10/1982	60183	8/24/1988	29
Egypt	TM Egypt POPEYES in Class 42	96695	7/26/1995	96695	7/26/1995	42
El Salvador	TM El Salvador: P LOUISIANA KITCHEN SEAL in Cl 29	2011112041	8/24/2011	234/187/485-486	5/21/2012	29
El Salvador	TM El Salvador: P LOUISIANA KITCHEN SEAL in Cl 43	2011112042	8/24/2011	234 Book: 187 Pg: 485-6	5/21/2012	43
El Salvador	TM El Salvador: POPEYES Commercial Name.		7/31/1997	246	8/21/1998	43

El Salvador	TM El Salvador: POPEYES in Class 29	7581/98	12/18/1997	141	7/23/1999	29

El Salvador	TM El Salvador: POPEYES in Class 42	7576/98	12/18/1997	85	1/8/2001	42
European Community	TM EU: P LOUISIANA KITCHEN SEAL in Cl 29 and 43	008221699	4/16/2009	008221699	1/12/2010	29, 43
European Community	TM European Community: CAJUN OUR WAY in Classes 29, 30 and 43	2938934	11/19/2002	002938934	10/27/2004	29, 30, 43
European Community	TM European Community: POPEYES CHICKEN & BISCUITS CAJUN OUR WAY and Crown Design	2959021	11/19/2002	002959021	10/6/2003	29, 30, 43
European Community	TM European Community: POPEYES in Class 29 and 42	171280	4/1/1996	000171280	2/15/1999	29, 42
France	TM France: POPEYES (Stylized) in Class 29, 30 and 42	954404	9/14/1988	1488637	9/14/1988	29, 30, 42

Gaza	TM Gaza District: POPEYES in Class 29	3894	7/31/1996	3894	5/20/1997	29
Gaza	TM Gaza: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29)	3896	7/31/1996	3896	5/20/1997	29
Gaza	TM Gaza: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (42)	4387	2/15/1997	4387	2/15/1997	42
Gaza	TM Gaza: POPEYES in Arabic in Class 29	3895	7/31/1996	3895	5/20/1997	29
Gaza	TM Gaza: POPEYES in Arabic in Class 42	4388	2/15/1997	4388	2/15/1997	42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Gaza	TM Gaza: POPEYES in Class 42	4386	2/15/1997	4386	1/3/1998	42
Georgia	TM Republic of Georgia: P LOUISIANA KITCHEN SEAL in Cl 29, 43	63735/03	8/12/2011	M 2012 22917	8/3/2012	29, 43
Georgia	TM Republic of Georgia: POPEYES in Class 29 and 43	63736/03	8/12/2011	M 2012 22918	8/3/2012	29, 43
Germany	TM Germany: POPEYES & Palladium Design in Class 29 & 42	395 46 202.9	11/14/1995	395 46 202	6/14/1996	29, 42
Germany	TM Germany: POPEYES in Class 29, 30, 32 and 42	P34 198/29 WZ	8/19/1986	2 099 579	2/8/1996	29, 30, 32, 42
Germany	TM Germany: POPEYES in Class 29, 32 and 42	W60422	6/19/1990	652.158	1/18/1993	29, 32, 42
Grenada	TM Grenada: POPEYES (Stylized) in Class 43			68 of 2004	7/8/2004	43
Guatemala	TM GT: POPEYES CHICKEN & BISCUITS Commercial Name	4799-97	6/12/1997	11570	6/12/1997	43
Guatemala	TM Guatemala: POPEYES CHICKEN & BISCUITS and Doorway Design in Class 29		8/30/1994	95957	5/13/1999	029
Guatemala	TM Guatemala: POPEYES CHICKEN & BISCUITS and Doorway Design in Class 42	5921	8/30/1994	95956	5/13/1999	42
Guatemala	TM Guatemala: POPEYES in Class 29	37905	2/2/1977	37905	10/18/1979	29
Guatemala	TM Guatemala: POPEYES in Class 42	33079	1/24/1977	33079	9/8/1977	42
Guyana	TM Guyana: P LOUISIANA KITCHEN Seal in Class 16	23561A	2/11/2010			16
Guyana	TM Guyana: P LOUISIANA KITCHEN Seal in Class 29	23,560A	2/11/2010			29
Guyana	TM Guyana: POPEYES & Palladium Design in Class 29	16107A	7/31/1997	16107A	8/15/2006	29
Guyana	TM Guyana: POPEYES (Stylized) in Class 29	14238A	10/15/1993	14238	2/26/1999	29
Guyana	TM Guyana: POPEYES in Class 29	16109A	7/31/1997	16109A	11/25/2002	29
Haiti	TM Haiti: POPEYES in Class 29					29
Haiti	TM Haiti: POPEYES in Class 43					43
Honduras	TM Honduras: POPEYES SAZON QUE TE CONQUISTA in Class 29	36641/2013	10/10/2013			29
Honduras	TM Honduras: POPEYES SAZON QUE TE CONQUISTA in Class 43	36642/2013	10/10/2013			43

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Honduras	TM Honduras: LOVE THAT CHICKEN FROM POPEYES in Class 42	1965	11/9/1989	1965	2/24/1995	42
Honduras	TM Honduras: P LOUISIANA KITCHEN SEAL in Cl 29	20752/2009	7/13/2009	113.297	8/2/2010	29
Honduras	TM Honduras: P LOUISIANA KITCHEN SEAL in Cl 43	20755/2009	7/13/2009	15.501	3/8/2010	43
Honduras	TM Honduras: POPEYES Commercial Name.			1246	2/14/2005	43
Honduras	TM Honduras: POPEYES & Palladium Design in Class 29	8560/97	7/29/1997	98.597	10/18/2006	29
Honduras	TM Honduras: POPEYES & Palladium Design in Class 43	12010/1997	10/14/1997	10.927	9/30/2005	43
Honduras	TM Honduras: POPEYES FAMOUS FRIED CHICKEN & BISCUITS and Sign Design			731	11/25/1988	35
Honduras	TM Honduras: POPEYES FAMOUS FRIED CHICKEN & BISCUITS in Class 29	13070/99	9/29/1999	82924	10/31/2001	29
Honduras	TM Honduras: POPEYES FAMOUS FRIED CHICKEN & BISCUITS in Class 42	1964	11/9/1989	1964	2/24/1995	42
Honduras	TM Honduras: POPEYES FAMOUS FRIED CHICKEN in Class 29	13069/99	9/29/1999	82923	10/31/2001	29
Honduras	TM Honduras: POPEYES FAMOUS FRIED CHICKEN in Class 42	13068/99	9/29/1999	5895	5/31/2000	42
Honduras	TM Honduras: POPEYES in Class 29			50.179	11/25/1988	29
Honduras	TM Honduras: POPEYES in Class 42	8470/1997	7/25/1997	10.926	9/30/2005	42
Honduras	TM Honduras: Popeyes Sign Design (no color) in Class 29	5337-89	11/9/1989	52.473	6/29/1990	29
Hong Kong	TM Hong Kong: P LOUISIANA KITCHEN SEAL in Cl 29, 43	301915290	5/13/2011	301915290	11/17/2011	29, 43
Hong Kong	TM Hong Kong: POPEYES (Stylized) in Class 29	824 of 1977	7/26/1976	824 of 1977	6/13/1977	29

Hong Kong	TM Hong Kong: POPEYES in Class 29		6/20/1987	2474/89	8/30/1989	29

Hong Kong	TM Hong Kong: POPEYES in Class 30	2999A/87	6/20/1987	2475/89	6/20/1987	30

Hong Kong	TM Hong Kong: POPEYES in Class 31	2999B/87	6/20/1987	2476/89	6/20/1987	31

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)

Hong Kong	TM Hong Kong: POPEYES in Class 32	2999C/87	6/20/1987	2477/89	6/20/1987	32
Hungary	TM Hungary: POPEYES in Class 29 and 42	M93/4742	10/8/1993	139918	8/15/1996	29, 42
Iceland	TM Iceland: POPEYES & Palladium Design in Class 29 and 42	3702/1999	12/13/1999	173/2000	2/3/2000	29, 43
Iceland	TM Iceland: POPEYES in Class 29 and 43	3701/1999	12/13/1999	172/2000	2/3/2000	29, 43
India	TM India: P LOUISIANA KITCHEN SEAL in Cl 29	2029313	9/27/2010			29
India	TM India: P LOUISIANA KITCHEN SEAL in Cl 43	2029314	9/27/2010			43
India	TM India: POPEYES in Class 29	661019	3/30/1995	661019	6/2/2005	29
India	TM India: POPEYES in Class 42	1560504	5/21/2007			42
Indonesia	TM Indonesia: LOVE THAT CHICKEN! in Class 43	J00.2006.022893	7/19/2006	IDM000154898	2/19/2008	43
Indonesia	TM Indonesia: P LOUISIANA KITCHEN SEAL in Cl 29	D00.2009.011034	4/2/2009	IDM000278180	10/27/2010	29
Indonesia	TM Indonesia: P LOUISIANA KITCHEN SEAL in Cl 43	J00.2009.011035	4/2/2009	IDM000284855	12/16/2010	43
Indonesia	TM Indonesia: POPEYES (Stylized) in Class 29	13268	7/27/1995	371329	10/17/1996	29
Indonesia	TM Indonesia: POPEYES (Stylized) in Class 43	13269	7/27/1995	359655	7/27/1995	43
Indonesia	TM Indonesia: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29)	13272	7/27/1995	423798	2/24/1999	29
Indonesia	TM Indonesia: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (42)	13273	7/27/1995	371339	10/17/1996	42
Indonesia	TM Indonesia: POPEYES GOLDEN MEAL (Stylized) in Class 29	D00 2006 018795	6/14/2006	IDM000150438	12/18/2007	29
Indonesia	TM Indonesia: POPEYES GOLDEN MEAL (Stylized) in Class 43	J00 2006 01898	6/14/2006	IDM000150439	12/18/2007	43
Indonesia	TM Indonesia: POPEYES in Class 29	235110	2/9/1978	235110	2/9/1978	29
Indonesia	TM Indonesia: POPEYES in Class 42	13265	7/27/1995	373246	11/7/1996	42
Israel	TM Israel: LOVE THAT CHICKEN! in Class 42	66573	6/12/1987	66573	7/22/1992	42
Israel	TM Israel: ORIGINAL NEW ORLEANS FLAVOR	66574	6/12/1987	66574	3/31/1992	42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Israel	TM Israel: POPEYES (Stylized) in Class 29	66568	6/12/1987	66568	2/20/1992	29
Israel	TM Israel: POPEYES in Class 42	66564	6/12/1987	66564	3/31/1992	42
Italy	TM Italy: POPEYES (Stylized) in Class 29 and 42	23680	9/1/1988	539196	1/28/1991	29, 42
Jamaica	TM Jamaica: P LOUISIANA KITCHEN SEAL in Cl 29 and 43	57,617	3/4/2011	57,617	3/2/2012	29, 43
Jamaica	TM Jamaica: POPEYES (Stylized) in Class 29, 30 and 43	43939	5/27/2003	43939	8/13/2004	29, 30, 43
Jamaica	TM Jamaica: POPEYES CHICKEN & BISCUITS and Banner Design in Class 29	29/1242	10/19/1994	28098	10/14/1994	29
Jamaica	TM Jamaica: POPEYES in Class 29	17890	7/21/1976	17890	7/21/1976	29
Jamaica	TM Jamaica: POPEYES in Class 43	43942	5/27/2003	43942	8/17/2004	43
Japan	TM Japan: P LOUISIANA KITCHEN SEAL in Cl 29, 43	2013-80530	10/16/2013			29, 43
Japan	TM Japan: POPEYES & Palladium Design in Class 29, 42	9-178663	11/19/1997	4803573	9/17/2004	29, 42
Japan	TM Japan: POPEYES (in Katakana) in Class 29 and 42	10-65741	7/30/1998	4792828	8/6/2004	29, 42
Japan	TM Japan: POPEYES in Class 29	04-214155	9/24/1992	3325050	6/20/1997	29
Japan	TM Japan: POPEYES in Class 31	52-70650	10/4/1977	2178254	10/31/1989	31
Japan	TM Japan: POPEYES in Class 42	4-214158	9/24/1992	3231056	11/29/1996	42
Japan	TM Japan: POPEYES in Classes 29, 30, 31 (Reclassified from Local 32.)	58-48646	5/27/1983	2699835	11/30/1994	29, 30, 31

Jordan	TM Jordan: GOLDEN MEAL in Class 29		6/20/2006	86979	6/4/2007	29

Jordan	TM Jordan: GOLDEN MEAL in Class 43		6/20/2006	86940	6/4/2007	43
Jordan	TM Jordan: P LOUISIANA KITCHEN SEAL in Cl 29	26954	6/23/2009	108017	5/2/2010	29
Jordan	TM Jordan: P LOUISIANA KITCHEN SEAL in Cl 43	26953	6/23/2009	108018	5/2/2010	43
Jordan	TM Jordan: POPEYES in Arabic in Class 29	39082	8/2/1995	39082	8/2/1995	29
Jordan	TM Jordan: POPEYES in Arabic in Class 30	39724	8/2/1995	39724	8/2/1995	30
Jordan	TM Jordan: POPEYES in Class 29	19310	9/3/1981	19310	9/3/1981	29
Jordan	TM Jordan: POPEYES in Class 30	19311	9/3/1981	19311	9/3/1981	30

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Jordan	TM Jordan: POPEYES in Class 32	19312	9/3/1981	19312	9/3/1981	32
Jordan	TM Jordan: POPEYES in Class 43	27363	7/5/2012			43

Kuwait	TM Kuwait: GOLDEN MEAL in Class 29	75503	3/4/2006	67152	5/25/2008	29

Kuwait	TM Kuwait: GOLDEN MEAL in Class 42	75504	3/4/2006	67153	5/25/2008	42
Kuwait	TM Kuwait: P LOUISIANA KITCHEN SEAL in Cl 29	109627	2/15/2010	87834	8/11/2010	29
Kuwait	TM Kuwait: P LOUISIANA KITCHEN SEAL in Cl 43	109628	2/15/2010	87835	8/11/2010	43
Kuwait	TM Kuwait: POPEYES (in English and Arabic) & Palladium Design in Cl 29	42082	1/3/1999	40048	7/9/2002	29
Kuwait	TM Kuwait: POPEYES (In English and Arabic) & Palladium Design in Cl 42	42083	1/3/1999	39441	7/9/2002	42
Kuwait	TM Kuwait: POPEYES in Arabic in Class 29	42084	1/3/1999	40047	1/3/1999	29
Kuwait	TM Kuwait: POPEYES in Arabic in Class 42	42085	1/3/1999	39442	1/3/1999	42
Kuwait	TM Kuwait: POPEYES in Class 29	22,400	1/3/1989	20,843	1/3/1989	29
Kuwait	TM Kuwait: POPEYES in Class 42	37929	10/11/1997	56481	11/12/2005	42
Lebanon	TM Lebanon: POPEYES (in English and Arabic) & Palladium Design in Cl 29 and 42	67001	9/26/1995	67001	9/26/1995	29, 42
Lebanon	TM Lebanon: POPEYES in Classes 29 and 42	67000	9/26/1995	67000	9/26/1995	29, 42
Libya Arab Jamahiriya	TM Libya: POPEYES in Class 29	15948	10/22/2008			29
Libya Arab Jamahiriya	TM Libya: POPEYES in Class 43	15949	10/22/2008			43
Macau	TM Macau: POPEYES in Class 29	14595-M	3/13/1995	14595-M	3/4/1996	29
Macau	TM Macau: POPEYES in Class 42	14596-M	3/13/1995	14596-M	3/4/1996	42
Macau	TM MO: POPEYES CHICKEN & BISCUITS and Banner Design in Class 29	14597-M	3/14/1995	14597-M	3/4/1996	29
Macau	TM MO: POPEYES CHICKEN & BISCUITS and Banner Design in Class 42	14598-M	3/14/1995	14598-M	3/4/1996	42
Malaysia	TM Malaysia: GOLDEN MEAL in 29	07004827	3/21/2007	07004827	8/4/2011	29
Malaysia	TM Malaysia: GOLDEN MEAL in 43	07004826	3/21/2007	07004826	8/11/2011	43
Malaysia	TM Malaysia: P LOUISIANA KITCHEN SEAL in Cl 29	09001386	2/3/2009			29

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Malaysia	TM Malaysia: P LOUISIANA KITCHEN SEAL in Cl 43	09001387	2/3/2009			43
Malaysia	TM Malaysia: POPEYES & Palladium Design	97/13764	9/24/1997	97013764	1/7/2009	29
Malaysia	TM Malaysia: POPEYES in Class 29	88/05833	11/2/1988	88/05833	11/2/1988	29
Malaysia	TM Malaysia: POPEYES in Class 43	08003645	2/27/2008	08003645	11/17/2009	43
Mexico	TM Mexico: POPEYES CHICKEN & BISCUITS and Banner Design in Color (29)	850141	4/23/2007	1013872	11/27/2007	29
Mexico	TM Mexico: POPEYES CHICKEN & BISCUITS and Banner Design in Color (43)	850143	4/23/2007	990318	6/7/2007	43
Mexico	TM Mexico: POPEYES EL GRAN SABOR in Class 29	43488	10/5/2007	44612	10/22/2007	29
Mexico	TM Mexico: POPEYES EL GRAN SABOR in Class 43	43489	10/5/2007	44668	10/24/2007	43
Mexico	TM Mexico: POPEYES EL MEJOR POLLO in Class 29	43490	10/5/2007	44613	10/22/2007	29
Mexico	TM Mexico: POPEYES EL MEJOR POLLO in Class 43	43491	10/5/2007	44669	10/24/2007	43
Mexico	TM Mexico: POPEYES in Class 29	294590	5/9/1997	590945	10/27/1998	29
Mexico	TM Mexico: POPEYES in Class 43	100086	10/31/1990	396580	6/19/1991	43

Mexico	TM Mexico: POPEYES TRADE DRESS	855719	5/21/2007	995856	8/2/2007	43

Mexico	TM MX: COMBONOMICOS in Class 29	871629	7/27/2007	1002204	9/14/2007	29

Mexico	TM MX: COMBONOMICOS in Class 43	871628	7/27/2007	1002203	9/14/2008	43
Mexico	TM MX: YEYEBOLLO in Class 29	871631	7/27/2007	1056568	8/27/2008	29
Mexico	TM MX: YEYEBOLLO in Class 43	871630	7/27/2007	1002205	9/14/2008	43
Mexico	TM MX: YEYENUGGETS in Class 29	871633	7/27/2007	1002207	9/l4/2008	29
Mexico	TM MX: YEYENUGGETS in Class 43	871632	7/27/2007	1002206	9/14/2008	43
Morocco	TM Morocco: P LOUISIANA KITCHEN SEAL in Cl 29, 43	134419	11/26/2010	134419	7/17/2011	29, 43

Morocco	TM Morocco: POPEYES & Palladium Design in Class 29 and 42 (Casa Blanca)		8/13/1997	63779	9/12/1997	29, 42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Morocco	TM Morocco: POPEYES & Palladium Design in Class 29 and 42 (Tangier Zone)	12280	7/24/1997	12280	7/24/1997	29, 42
Morocco	TM Morocco: POPEYES (In English and Arabic) & Palladium Design in Cl 29 and 42 (Casablanca)		8/13/1997	63778	8/27/1997	29, 42
Morocco	TM Morocco: POPEYES (In English and Arabic) & Palladium Design in Cl 29 and 42 (Tangier Zone)	12281	7/24/1997	12281	7/24/1997	29, 42
Morocco	TM Morocco: POPEYES in Arabic in Class 29 and 42 (Casa Blanca Zone)	None	8/28/1997	63777	9/12/1997	29, 42
Morocco	TM Morocco: POPEYES in Arabic in Class 29 and 42 (Tangier Zone)	12282	7/24/1997	12282	7/24/1997	29, 42
Morocco	TM Morocco: POPEYES in Classes 29 and 42 (Tangier)	12286	7/24/1997	12286	7/24/1997	29, 42
Morocco	TM Morocco: POPEYES in Classes 29 and 42 Casablanca	63766	8/29/1997	63776	9/12/1997	29, 42
Netherlands Antilles	TM Netherland Antilles: POPEYES in Classes 16, 29 and 42	20534	1/9/1998	01347	9/21/2001	16, 29, 42
New Zealand	TM New Zealand: POPEYES (Stylized) in Class 29	165055	4/24/1986	165055	4/24/1986	29

New Zealand	TM New Zealand: POPEYES in Class 29	116,155	6/30/1976	116,155	12/15/1977	29

New Zealand	TM New Zealand: POPEYES in Class 43	957590	4/20/2012	957590	4/20/2012	43
Nicaragua	TM Nicaragua: POPEYES Commercial Name.	98-00141	1/16/1998	39040	10/14/1998	43
Nicaragua	TM Nicaragua: POPEYES in Class 29		1/16/1998	39087	10/20/1998	29
Nicaragua	TM Nicaragua: POPEYES in Class 43		1/16/1998	39008	10/13/1998	42
Oman	TM Oman: P LOUISIANA KITCHEN SEAL in Cl 29	65677	11/27/2010			29
Oman	TM Oman: P LOUISIANA KITCHEN SEAL in Cl 43	65678	11/27/2010			43
Oman	TM Oman: POPEYES in Class 29	9026	10/19/1993	9026	9/16/2001	29
Oman	TM Oman: POPEYES in Class 42	9027	10/19/1993	9027	9/16/2001	42
Pakistan	TM Pakistan: POPEYES & Palladium Design in Class 29	138836	11/27/1996	138836	10/21/2002	29
Pakistan	TM Pakistan: POPEYES (in Urdu) in Class 29	140264	3/11/1997	140264	8/21/2003	29

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Pakistan	TM Pakistan: POPEYES in Class 29	138835	11/27/1996	138835	11/26/2002	29
Pakistan	TM Pakistan: POPEYES in English & Urdu w/Palladium Design (29)	140265	3/11/1997	140265	3/11/1997	29
Panama	TM Panama: POPEYES SAZON QUE TE CONQUISTA in Class 29					29
Panama	TM Panama: POPEYES SAZON QUE TE CONQUISTA in Class 43					43
Panama	TM Panama: P LOUISIANA KITCHEN SEAL in Cl 29	182506	7/9/2009	182506	2/12/2010	29
Panama	TM Panama: P LOUISIANA KITCHEN SEAL in Cl 43	182505	7/9/2009	182505	2/12/2010	43
Panama	TM Panama: POPEYES Commercial Name.	93909	5/15/1998	93909	5/15/1998	43
Panama	TM Panama: POPEYES (Stylized) in Class 29	33399	5/6/1985	33399	5/6/1985	29
Panama	TM Panama: POPEYES (Stylized) in Class 30	33497	6/5/1984	33497	6/5/1984	30
Panama	TM Panama: POPEYES (Stylized) in Class 31	33494	6/5/1984	33494	6/5/1984	31
Panama	TM Panama: POPEYES (Stylized) in Class 42	33400	11/22/1984	33400	11/22/1984	42
Panama	TM Panama: POPEYES in Class 29		12/24/1976	21825	10/20/1977	29
Panama	TM Panama: POPEYES in Class 42	31307	6/17/1983	31307	6/17/1983	43
Papua New Guinea	TM Papua New Guinea: POPEYES in Class 29	A61136	5/28/1998	A61136	5/28/1998	29
Papua New Guinea	TM Papua New Guinea: POPEYES in Class 42	A61137	5/28/1998	A61137	5/28/2008	42

Peru	TM Peru: POPEYES PALS in Class 43	543752-2013	8/19/2013			043
Peru	TM Peru: POPEYES SAZON QUE TE CONQUISTA in Class 29	548126-2013	9/25/2013			29
Peru	TM Peru: POPEYES SAZON QUE TE CONQUISTA in Class 43	5481237-2013	9/25/2013			43
Peru	TM Peru: P LOUISIANA KITCHEN SEAL in Cl 29	445702	2/4/2011	175342	4/20/2011	29
Peru	TM Peru: P LOUISIANA KITCHEN SEAL in Cl 43	445701	2/4/2011	66390	4/20/2011	43
Peru	TM Peru: POPEYES in Class 42	49297	10/6/1997	17306	3/30/1999	42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Philippines	TM Philippines: P LOUISIANA KITCHEN SEAL in Cl 29, 43	4-2011-010241	8/26/2011	4-2011-010241	4/12/2012	29, 43
Philippines	TM Phillipines: POPEYES in Class 29	4-2012-000382	1/10/2012	4-2012-000382	5/24/2012	29
Philippines	TM Phillipines: POPEYES in Class 43	4-2013-001362	2/7/2013			43
Poland	TM PO: POPEYES CHICKEN & BISCUITS			142284	9/13/1999	29, 42
Poland	TM Poland: POPEYES & Palladium Design in Class 29, 42	Z-202349	5/24/1999	139545	9/9/2002	29, 42
Poland	TM Poland: POPEYES in Class 29 and 42	Z-125 391	9/30/1993	86 454	10/13/1995	29, 42
Portugal	TM Portugal: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29 & 42)	312.246	8/25/1995	312.246	7/8/1996	29, 42
Puerto Rico	TM Puerto Rico: POPEYES SAZON QUE TE CONQUISTA in Class 29					29
Puerto Rico	TM Puerto Rico: POPEYES SAZON QUE TE CONQUISTA in Class 43					43
Puerto Rico	TM Puerto Rico: POPEYES and Sign Design in Class 29 (Loc Cl 46)	20335	12/28/1976	20335	12/28/1976	29
Qatar	TM Qatar: GOLDEN MEAL	38878	3/5/2006	38878	11/27/2007	29
Qatar	TM Qatar: GOLDEN MEAL in Class 42	38879	3/5/2006	38879	11/28/2007	42
Qatar	TM Qatar: P LOUISIANA KITCHEN SEAL in Cl 29	60913	2/7/2010	60913	2/7/2013	29
Qatar	TM Qatar: P LOUISIANA KITCHEN SEAL in Cl 43	60914	2/7/2010	60914	2/7/2012	43
Qatar	TM Qatar: POPEYES (In English and Arabic) & Palladium Design in Cl 42	14407	12/24/1995	14407	1/12/2004	42
Qatar	TM Qatar: POPEYES in Arabic in Class 29	14404	12/24/1995	14404	9/8/2003	29
Qatar	TM Qatar: POPEYES in Arabic in Class 42	14405	12/24/1995	14405	1/12/2004	42
Qatar	TM Qatar: POPEYES in Class 29	2644	3/8/1982	2644 (Cl 29)	3/8/1982	029
Qatar	TM Qatar: POPEYES in Class 42	2644	3/8/1982	2644 (Cl 42)	3/8/1982	042
Russian Federation	TM RU: P LOUISIANA KITCHEN SEAL in Cl 29, 43	2011732249	9/30/2011	492764	7/29/2013	29, 43
Russian Federation	TM Russia: POPEYES in Class 29 and 42	107809	12/23/1987	83577	12/23/1987	29, 42
Saint Lucia	TM Saint Lucia: POPEYES (Stylized) in Class 29, 30 and 43	000298	8/6/2003	2003/000298	4/5/2004	29, 30, 43

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)

Saint Lucia	TM Saint Lucia: POPEYES in Class 29	202 of 1997	9/2/1997	202 of 1997	3/17/1998	29

Saint Lucia	TM Saint Lucia: POPEYES in Class 42	203 of 1997	9/2/1997	203 of 1997	2/24/1998	42
Saint Vincent & the Grenadines	TM Saint Vincent & the Grenadines: POPEYES (Stylized) in Class 29, 30	159/2005	8/24/2005	159 of 2005	1/22/2008	29, 30
Saint Vincent & the Grenadines	TM Saint Vincent & the Grenadines: POPEYES (Stylized) in Class 43	325 of 2006	11/22/2006	325 of 2006	5/9/2008	43
Saint Vincent & the Grenadines	TM Saint Vincent and the Grenadines: POPEYES in Class 29	326 of 2006	11/16/2006	326 of 2006	5/9/2008	29
Saint Vincent & the Grenadines	TM Saint Vincent and the Grenadines: POPEYES in Class 30 and 43	160/2005	8/24/2005	160 of 2005	1/22/2008	30, 43
Saudi Arabia	TM Saudi Arabia: P LOUISIANA KITCHEN SEAL in Cl 29	146128	8/5/2009	146128	12/27/2010	29
Saudi Arabia	TM Saudi Arabia: P LOUISIANA KITCHEN SEAL in Cl 43	146129	8/5/2009	1217/72	12/27/2010	43

Saudi Arabia	TM Saudi Arabia: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29)	32314	3/3/1996	397/85	3/16/1997	29

Saudi Arabia	TM Saudi Arabia: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (42)	32315	3/3/1996	398/78	3/16/1997	42
Saudi Arabia	TM Saudi Arabia: POPEYES in Arabic in Class 29	32317	3/3/1996	398/80	3/16/1997	29
Saudi Arabia	TM Saudi Arabia: POPEYES in Arabic in Class 42	32318	3/3/1996	398/77	3/16/1997	42

Saudi Arabia	TM Saudi Arabia: POPEYES in Class 29		3/24/1979	77/74	10/31/1980	29

Saudi Arabia	TM Saudi Arabia: POPEYES in Class 42	32316	3/3/1996	398/79	3/16/1997	42
Singapore	TM Singapore: P LOUISIANA KITCHEN SEAL in Cl 29, 43	T0901795D	2/20/2009	T0901795D	2/20/2009	29, 43
Singapore	TM Singapore: POPEYES (Stylized) in Class 29	323/81	1/22/1981	T81/003231	1/22/1981	29
Singapore	TM Singapore: POPEYES Word Mark and Stylized Design in Class 43	T02/12494A	8/16/2002	T02/12494A	8/16/2002	43
Slovakia	TM Slovakia: POPEYES in Class 29 and 42	POZ1809-93	10/7/1993	178403	11/19/1997	29, 42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
South Africa	TM South Africa: P LOUISIANA KITCHEN SEAL in Cl 29	2010/07806	4/14/2010	2010/07806	5/16/2013	29
South Africa	TM South Africa: P LOUISIANA KITCHEN SEAL in Cl 43	2010/07807	4/14/2010	2010/07807	5/16/2013	43
South Africa	TM South Africa: POPEYES & Palladium Design in Class 29	09614056	10/2/1996	96/14056	2/21/2000	29
South Africa	TM South Africa: POPEYES & Palladium Design in Class 35	0914057	10/2/1996	96/14057	1/10/2000	35
South Africa	TM South Africa: POPEYES & Palladium Design in Class 43	0914057	10/2/1996	0914057/1	1/10/2000	43

South Africa	TM South Africa: POPEYES in Class 29	76/3299	6/29/1976	76/3299	12/2/1977	29

South Africa	TM South Africa: POPEYES in Class 35	76/3300	6/29/1976	3300	12/2/1977	35
South Africa	TM South Africa: POPEYES in Class 42 (Re-classified to 43)	76/3300	6/29/1976	3300/1	12/2/1977	43
South Korea	TM Korea: POPEYES CHICKEN & BISCUITS English/Korean and Palladium Design in Kor Cl 07 (29, 31)	48343/1994	12/2/1994	331354	1/15/1996	29, 31
South Korea	TM Korea: POPEYES CHICKEN & BISCUITS English/Korean and Palladium Design in Kor CM 12 (42)	7979/1994	10/4/1994	31881	6/12/1996	43
South Korea	TM Korea: POPEYES English/Korean & Palladium Design in Kor Cl. 2 (Cl 29)	48342/1994	12/2/1994	341288	6/17/1996	29
South Korea	TM Korea: POPEYES English/Korean & Palladium Design in Kor Cl. 8 (Cl 29)	48344/1994	12/2/1994	343212	7/19/1996	29
South Korea	TM Korea: POPEYES in Class 43 (Loc Cl 112	87/1992	1/11/1992	22165	11/11/1993	43
South Korea	TM Korea: POPEYES w/Korean Characters in Cl. 29	11846/1982	10/27/1982	94472	9/8/1983	29
South Korea	TM Korea: POPEYES w/Korean Characters in Cl. 43 (Local Cl. 112)	790/1983	3/27/1983	4581	9/7/1984	43
South Korea	TM Korea: POPEYESWING w/Korean Characters in Class 16 (Local Cl 25)	1164/1995	1/13/1995	401939	4/30/1998	16, 21

South Korea	TM South Korea: POPEYES in Class 29	40-2013-0052915	8/6/2013			29
South Korea	TM South Korea: WICKED CHICKEN & Design	40-2012-47555	7/25/2012	40-0982862	7/17/2013	029

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Spain	TM Spain: POPEYES (Stylized) in Class 42	1271041	8/26/1988	1271041	4/2/1991	42
Suriname	TM Suriname: P LOUISIANA KITCHEN SEAL in Cl 29	23223	6/1/2011			29
Suriname	TM Suriname: POPEYES & Palladium Design in Class 29		4/29/1999	16227	4/29/1999	29
Suriname	TM Suriname: POPEYES in Class 29	16226	4/29/1999	16226	4/29/1999	29
Taiwan	TM Taiwan: P LOUISIANA KITCHEN SEAL in Cl 29, 43	102051455	9/13/2013			29, 43
Taiwan	TM Taiwan: P POPEYES LOUISIANA KITCHEN SEAL in Cl 29, 43					29, 43
Taiwan	TM Taiwan: POPEYES in Classes 29 and 43	102051456	9/13/2013			29, 43
Taiwan	TM Taiwan: POPEYES LOUISIANA KITCHEN & Design in Cl 29, 43					29, 43
Thailand	TM Thailand: GOLDEN MEAL (43)	660410	5/9/2007	Bor38818	7/7/2008	43
Thailand	TM Thailand: P LOUISIANA KITCHEN SEAL in Cl 29	795560	2/4/2011	Kor353661	9/11/2012	29
Thailand	TM Thailand: P LOUISIANA KITCHEN SEAL in Cl 43	795561	2/4/2011			43
Thailand	TM Thailand: POPEYES (in Thai) in Class 42	267996	7/5/1994	3554	10/24/1995	42
Thailand	TM Thailand: POPEYES (in Thai) in Class 29	267995	7/5/1994	34313	9/18/1995	29
Thailand	TM Thailand: POPEYES (Stylized) in Class 29	252169	9/20/1993	18161	9/25/1994	29
Thailand	TM Thailand: POPEYES (Stylized) in Class 42	230246	7/2/1992	718	1/31/1994	42
Thailand	TM Thailand: POPEYES CHICKEN & BISCUITS English/Thai & Palladium in Class 29	267997	7/5/1994	37617	11/10/1995	29
Thailand	TM Thailand: POPEYES CHICKEN & BISCUITS English/Thai & Palladium in Class 42	267998	7/5/1994	SM3553	7/5/1994	42
Trinidad and Tobago	TM Trinidad & Tobago: POPEYES & Palladium Design in Class 29 and 42	27599	10/14/1997	27599	5/3/1999	29, 42
Trinidad and Tobago	TM Trinidad & Tobago: POPEYES in Class 29 (Local Cl 42)		7/28/1976	9614	7/19/1977	29

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Trinidad and Tobago	TM Trinidad & Tobago: POPEYES in Class 42		10/9/1997	27576	5/17/1999	42
Trinidad and Tobago	TM TT: P LOUISIANA KITCHEN SEAL in Cl 29, 43	41015	5/22/2009	41015	7/6/2011	29, 43
Tunisia	TM Tunisa: POPEYES CHICKEN & BISCUITS and Banner Design in Class 29 and 42	EE950360	3/14/1995	EE95.0360	3/14/1995	29, 42
Tunisia	TM Tunisia: POPEYES in Class 29 and 42	EE950361	3/14/1995	EE950361	3/14/1995	29, 42
Turkey	TM Turkey: DIP’N CHICK’N in Class 29 and 30	2012/79323	9/18/2012			29, 30
Turkey	TM Turkey: PO’BOY in Classes 29 and 43	2008/24682	4/28/2008	2008/24682	6/17/2009	29, 43
Turkey	TM Turkey: POPCHICKEN and Banner Design in Class 30	2009/46894	9/2/2009	2009/46894	4/8/2011	30

Turkey	TM Turkey: POPEYES PANINI GUSTO	2010/38081	6/9/2010	2010/38081	5/15/2012	043
Turkey	TM Turkey: POPEYES TERBIYELI TAVUK	2013/16057	2/20/2013			29, 43
Turkey	TM Turkey: POPEYES TERBIYELI TAVUK and Design	2013/16064	2/20/2013			29, 43
Turkey	TM Turkey: POPEYES TERBIYESIZ TAVUK	2013/16061	2/20/2013			29, 43
Turkey	TM Turkey: WICKED CHICKEN in Classes 29 and 43	2010/32970	5/18/2010	2010/32970	9/7/2011	029, 043
Turkey	TM Turkey: BONAFIDE in Classes 29 and 43	2008/24681	4/28/2008	2008/24681	6/17/2009	29, 43
Turkey	TM Turkey: CHICKADEE in Classes 29 and 43	2008/24683	4/28/2008	2008/24683	4/28/2008	29, 43
Turkey	TM Turkey: LOVE THAT CHICKEN! (Stylized) in Class 43	2007/12746	3/14/2007	2007/12746	3/14/2007	43
Turkey	TM Turkey: P LOUISIANA KITCHEN SEAL in Cl 29, 43	2009/04196	1/28/2009	2009/04196	12/16/2009	29, 43
Turkey	TM Turkey: POPEYES GOLDEN MEAL (Stylized) in Cl 43	2008/43219	7/21/2008	2008/43219	7/9/2009	43
Turkey	TM Turkey: POPEYES in Class 29, 30 and 32	2010/73830	11/24/2010			29, 30, 32
Turkey	TM Turkey: POPEYES in Class 43	2007/08248	2/20/2007	2007 08248	2/20/2007	43

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
Turkey	TM Turkey: POPEYES MAXI MEAL in Class 43	2008/56210	9/22/2008	2008/56214	9/22/2008	43
Turkey	TM Turkey: POPEYES MAXI MENU in Class 43	2008/56214	9/22/2008	2008/56210	9/22/2008	43
Turkey	TM Turkey: POPROLL and Design in Cl 29	2009/07102	2/13/2009	2009/07102	12/23/2009	029
Turkish Cyprus	TM Turkish Cyprus: GOLDEN MEAL in Class 29	7716	12/12/2007	7716	12/29/2008	29
Turkish Cyprus	TM Turkish Cyprus: LOVE THAT CHICKEN! in Class 29	7717	12/12/2007	7717	12/29/2008	29
Turkish Cyprus	TM Turkish Cyprus: P LOUISIANA KITCHEN SEAL in Cl 29	9216	8/9/2011	9216	8/9/2012	29
Turkish Cyprus	TM Turkish Cyprus: POPEYES in Class 29	7718	12/12/2007	7718	12/29/2008	29
United Arab Emirates	TM UAE: P LOUISIANA KITCHEN SEAL in Cl 29	129729	5/28/2009	104134	6/7/2010	29
United Arab Emirates	TM UAE: P LOUISIANA KITCHEN SEAL in Cl 43	129730	5/28/2009	104133	6/7/2010	43
United Arab Emirates	TM United Arab Emirates: GOLDEN MEAL	81905	6/17/2006	83770	9/2/2007	29
United Arab Emirates	TM United Arab Emirates: GOLDEN MEAL in Class 43	81906	6/17/2006	80298	3/15/2007	43
United Arab Emirates	TM United Arab Emirates: POPEYES (In English and Arabic) & Palladium Design in Cl 29	014063	12/5/1995	15685	8/15/1998	29
United Arab Emirates	TM United Arab Emirates: POPEYES (In English and Arabic) & Palladium Design in Cl 42	014064	12/5/1995	15689	8/13/1998	42
United Arab Emirates	TM United Arab Emirates: POPEYES (Stylized) in Class 29	10470	5/1/1995	11898	9/3/1997	29
United Arab Emirates	TM United Arab Emirates: POPEYES (Stylized) in Class 42	10471	5/1/1995	11913	9/6/1997	42
United Arab Emirates	TM United Arab Emirates: POPEYES in Arabic in Class 29	14061	12/5/1995	15683	6/6/1998	29
United Arab Emirates	TM United Arab Emirates: POPEYES in Arabic in Class 42	14062	12/5/1995	15684	6/6/1998	42
United Kingdom	TM United Kingdom: POPEYES (Stylized) in Class 42	1376667	3/13/1989	1376667	1/24/1992	42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
United Kingdom	TM United Kingdom: POPEYES in Class 29	1065063	6/29/1976	1065063	6/29/1976	29
United States	TM US: AFC ENTERPRISES and Star Design in Class 35	75/167,398	9/17/1996	2,215,069	12/29/1998	35

United States	TM US: AFC ENTERPRISES in Class 35	75/160,522	8/27/1996	2,215,059	12/29/1998	35
United States	TM US: AFC in Classes 35	74/339,479	12/14/1992	2,010,357	10/22/1996	35
United States	TM US: BEIGNET STIX	85/824,499	1/16/2013			30
United States	TM US: BONAFIDE	77/323,613	11/7/2007	3,592,400	3/17/2009	29, 43
United States	TM US: BRING IT ALL TO THE TABLE	86/073,118	9/24/2013			35, 41, 43
United States	TM US: CAJUN CRAVERS in Class 29	78/092,368	11/8/2001	3,124,168	8/1/2006	29
United States	TM US: CAJUN OUR WAY in Classes 29 and 43	78/129,484	5/17/2002	2,787,618	11/25/2003	29, 43
United States	TM US: CAJUN SPARKLE in Class 30	73/535,680	5/3/1985	1,371,596	11/19/1985	30
United States	TM US: CATER THE FLAVOR	77/164,883	4/25/2007	3,506,014	9/23/2008	43
United States	TM US: CHICKEN WAFFLE TENDERS in Class 29	85/773,334	11/7/2012			029
United States	TM US: EDUCAJUN in Class 41	78/975,224	5/17/2002	2,830,920	4/6/2004	41
United States	TM US: EYE POPPIN FLAVOR in Class 43	78/794,343	1/19/2006	3,671,028	8/18/2009	43
United States	TM US: FLAVOR KREWE	77/203,010	6/11/2007	3,441,997	6/3/2008	35
United States	TM US: FLAVORIETY	85/177,484	11/16/2010	4,226,301	10/16/2012	32, 43
United States	TM US: FLAVORIETY and Design	85/265,743	3/14/2011			032, 043
United States	TM US: FOOD WITH ATTITUDE	85/304,933	4/26/2011	4,045,548	10/25/2011	043
United States	TM US: FRANCHISOR OF CHOICE in Class 35	74/725,852	9/6/1995	2,091,908	8/26/1997	35
United States	TM US: GARDEN DISTRICT SALADS and Design in Class 29	78/366,184	2/11/2004	3,127,609	8/8/2006	29
United States	TM US: GARDEN DISTRICT SALADS in Class 29	78/361,490	2/3/2004	3,142,938	9/12/2006	29
United States	TM US: GET UP & GEAUX!	85/264,597	3/11/2011	4,238,396	11/6/2012	029, 043
United States	TM US: GET UP & GEAUX! KIDS MEAL Logo	85/265,741	3/14/2011	4,155,285	6/5/2012	029, 043
United States	TM US: LOUISIANA LEAUX	85/266,120	3/14/2011	4,155,287	6/5/2012	029, 043
United States	TM US: LOUISIANA LEAUX GET UP & GEAUX! and Design	85/266,170	3/14/2011	4,155,288	6/5/2012	29, 43
United States	TM US: LOUSIANA FAST	85/304,936	4/26/2011	4,045,549	10/25/2011	043
United States	TM US: LOVE THAT CHICKEN FROM POPEYES in Class 42	73/162,712	3/17/1978	1,257,959	11/15/1983	42

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
United States	TM US: LOVE THAT CHICKEN! (Stylized) in Class 42	73/162,713	3/17/1978	1,116,753	4/17/1979	42
United States	TM US: LOVE THAT SCHOOL	77/093,580	1/29/2007	3,454,604	6/24/2008	36
United States	TM US: P (Stylized) in Cl 29, 43	77/506,289	6/24/2008	3,681,088	9/8/2009	29, 43
United States	TM US: P LOUISIANA KITCHEN SEAL in Cl 29, 43	77/506,282	6/24/2008	3,681,087	9/8/2009	29, 43
United States	TM US: P POPEYES LOUISIANA KITCHEN SEAL in Cl 29, 43	77/506,307	6/24/2008	3,681,089	9/8/2009	29, 43
United States	TM US: PO-BOYS TO GEAUX GEAUX	78/155,462	8/19/2002	2,995,706	9/13/2005	43
United States	TM US: POPEYES (Stylized) in Class 29, 30, 31 and 42	73/361,550	4/26/1982	1,267,567	2/21/1984	29, 30, 31, 42

United States	TM US: POPEYES (Stylized) in Class 35	73/766,330	11/29/1988	1,551,239	8/8/1989	35
United States	TM US: POPEYES BONAFIDE CHICKEN and Design	77/456,582	4/24/2008	3,546,452	12/16/2008	29, 43
United States	TM US: POPEYES CAJUN CRAVERS in Class 29	78/092,380	11/8/2001	3,068,867	3/14/2006	29
United States	TM US: POPEYES CHICKADEES	78/737,712	10/21/2005	3,420,158	4/29/2008	29
United States	TM US: POPEYES CHICKEN & BISCUITS and Banner Design in Class 29	74/551,044	7/19/1994	2,095,493	9/9/1997	29
United States	TM US: POPEYES CHICKEN & BISCUITS and Banner Design in Class 42	74/551,046	7/19/1994	2,000,593	9/17/1996	42
United States	TM US: POPEYES CHICKEN & BISCUITS and Doorway Design in Class 42	74/551,045	7/19/1994	2,000,592	9/17/1996	42
United States	TM US: POPEYES CHICKEN & BISCUITS EST. 1972 Sign Design in Class 43	78/876,493	5/4/2006	3,272,168	7/31/2007	43
United States	TM US: POPEYES FAMOUS FRIED CHICKEN & BISCUITS in Class 42	73/516,686	1/8/1985	1,378,568	1/14/1986	42
United States	TM US: POPEYES FAMOUS FRIED CHICKEN and Sign Design in Class 42	73/162,625	3/17/1978	1,257,958	11/15/1983	42
United States	TM US: POPEYES FAMOUS FRIED CHICKEN in Class 29	73/177,327	7/6/1978	1,257,702	11/15/1983	29
United States	TM US: POPEYES FOOD WITH ATTITUDE in Class 42	75/408,209	12/19/1997	2,398,299	10/24/2000	42
United States	TM US: POPEYES in Class 29	73/052,658	5/19/1975	1,030,944	1/20/1976	29

Schedule 7.20 to Credit Agreement

Intellectual Property

Country	Trademark Desc.	App. No.	Filed	Reg. No.	Registered	Class(es)
United States	TM US: POPEYES in Class 29	73/162,707	3/17/1978	1,121,096	6/26/1979	29
United States	TM US: POPEYES in Class 30	73/162,627	3/17/1978	1,121,699	7/10/1979	30
United States	TM US: POPEYES in Class 35	73/766,279	11/29/1988	1,552,225	8/15/1989	35
United States	TM US: POPEYES in Class 42	73/029,940	8/19/1974	1,021,254	9/23/1975	42
United States	TM US: POPEYES LOUISIANA KITCHEN & Design in Cl 29, 43	77/506,242	6/24/2008	3,681,086	9/8/2009	29, 43
United States	TM US: POPEYES LOUISIANA KITCHEN and Design in color in Class 43	85/407,037	8/25/2011	4,232,451	10/30/2012	043
United States	TM US: SEAFOOD CELEBRATION in Class 42	74/390,060	5/11/1993	1,823,416	2/22/1994	42
United States	TM US: SWEET HEAT	85/307,522	4/28/2011	4,170,198	7/10/2012	029, 030, 043
United States	TM US: SWEET HEAT in Class 30	73/787,015	3/16/1989	1,563,625	10/31/1989	30
United States	TM US: TENDER BAR	85/970,893	6/26/2013			029, 043
United States	TM US: THE NEW AGE OF OPPORTUNITY in Class 42	75/025,201	11/28/1995	2,017,585	11/19/1996	42
United States	TM US: WE DO GOOD BA-YOU in Class 43	78/127,833	5/10/2002	2,681,443	1/28/2003	43
Venezuela	TM Venezuela: POPEYES Commercial Name.	4249	6/3/1977	14585-D	6/18/1979	43
Venezuela	TM Venezuela: POPEYES in Class 29, 30 and 31	9023	12/15/1976	90956-F	5/4/1979	29
Venezuela	TM Venezuela: POPEYES in Class 42	18958-98	10/16/1998	S010718	9/10/1999	42
Viet Nam	TM Vietnam: P LOUISIANA KITCHEN SEAL in Cl 29, 43	4-2009-23338	10/29/2009			29, 43

Viet Nam	TM Vietnam: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29, 42)	22112	3/18/1995	18566	10/19/1995	29, 42
Viet Nam	TM Vietnam: POPEYES in Class 29 and42	N-4181/94	11/23/1994	17266	11/23/1994	29, 42
West Bank	TM West Bank: POPEYES CHICKEN & BISCUITS & PALLADIUM DES. (29)	4399	7/27/1996	4399	4/19/2000	29
West Bank	TM West Bank: POPEYES in Arabic in Class 29	4398	7/27/1996	4398	4/19/2000	29

West Bank	TM West Bank: POPEYES in Class 29	4400	7/27/1996	4400	4/20/2000	29
Yemen	TM Yemen: POPEYES in Class 29	161444	8/20/2008	37005	11/24/2009	29
Yemen	TM Yemen: POPEYES in Class 43	161445	8/20/2008	37006	11/24/2009	43

Registered Copyrights

Title	Registration No.	Registration Date
LK PLUS RE-IMAGING GUIDEBOOK	TX7558087	7/10/12
Love that chicken from Popeyes	SR 40-456	10/5/82
Popeye’s Heritage design	VA1262769	5/18/04
Popeyes chicken & biscuits	VA1334525	4/26/05
Popeye’s heritage design. By AFC Enterprises, Inc.	VA1327632	8/26/05
Artwork	VA1316839	4/26/05

SCHEDULE 8.15

Borrower’s Fiscal Calendar through 2026

See attached schedule

Schedule of Period Beginning Dates

YEAR
Pd	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004

1		12/26/94	1/1/96	12/30/96	12/29/97	12/28/98	12/27/99	1/1/01	12/31/01	12/30/02	12/29/03
2		1/23/95	1/29/96	1/27/97	1/26/98	1/25/99	1/24/00	1/29/01	1/28/02	1/27/03	1/26/04
3		2/20/95	2/26/96	2/24/97	2/23/98	2/22/99	2/21/00	2/26/01	2/25/02	2/24/03	2/23/04
4		3/20/95	3/25/96	3/24/97	3/23/98	3/22/99	3/20/00	3/26/01	3/25/02	3/24/03	3/22/04
5		4/17/95	4/22/96	4/21/97	4/20/98	4/19/99	4/17/00	4/23/01	4/22/02	4/21/03	4/19/04
6		5/15/95	5/20/96	5/19/97	5/18/98	5/17/99	5/15/00	5/21/01	5/20/02	5/19/03	5/17/04
7	6/13/94	6/12/95	6/17/96	6/16/97	6/15/98	6/14/99	6/12/00	6/18/01	6/17/02	6/16/03	6/14/04
8	7/11/94	7/10/95	7/15/96	7/14/97	7/13/98	7/12/99	7/10/00	7/16/01	7/15/02	7/14/03	7/12/04
9	8/8/94	8/7/95	8/12/96	8/11/97	8/10/98	8/9/99	8/7/00	8/13/01	8/12/02	8/11/03	8/9/04
10	9/5/94	9/4/95	9/9/96	9/8/97	9/7/98	9/6/99	9/4/00	9/10/01	9/9/02	9/8/03	9/6/04
11	10/3/94	10/2/95	10/7/96	10/6/97	10/5/98	10/4/99	10/2/00	10/8/01	10/7/02	10/6/03	10/4/04
12	10/31/94	10/30/95	11/4/96	11/3/97	11/2/98	11/1/99	10/30/00	11/5/01	11/4/02	11/3/03	11/1/04
13	11/28/94	11/27/95	12/2/96	12/1/97	11/30/98	11/29/99	11/27/00	12/3/01	12/2/02	12/1/03	11/29/04

YEAR
Pd	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015

1	12/27/04	12/26/05	1/1/07	12/31/07	12/29/08	12/28/09	12/27/10	12/26/11	12/31/12	12/30/13	12/29/14
2	1/24/03	1/23/06	1/29/07	1/28/08	1/26/09	1/25/10	1/24/11	1/23/12	1/28/13	1/27/14	1/26/15
3	2/21/05	2/20/06	2/26/07	2/25/08	2/23/09	2/22/10	2/21/11	2/20/12	2/25/13	2/24/14	2/23/15
4	3/21/05	3/20/06	3/26/07	3/24/08	3/23/09	3/22/10	3/21/11	3/19/12	3/25/13	3/24/14	3/23/15
5	4/18/05	4/17/06	4/23/07	4/21/08	4/20/09	4/19/10	4/18/11	4/16/12	4/22/13	4/21/14	4/20/15
6	5/16/05	5/15/06	5/21/07	5/19/08	5/18/09	5/17/10	5/16/11	5/14/12	5/20/13	5/19/14	5/18/15
7	6/13/05	6/12/06	6/18/07	6/16/08	6/15/09	6/14/10	6/13/11	6/11/12	6/17/13	6/16/14	6/15/15
8	7/11/05	7/10/06	7/16/07	7/14/08	7/13/09	7/12/10	7/11/11	7/9/12	7/15/13	7/14/14	7/13/15
9	8/8/05	8/7/06	8/13/07	8/11/08	8/10/09	8/9/10	8/8/11	8/6/12	8/12/13	8/11/14	8/10/15
10	9/5/05	9/4/06	9/10/07	9/8/08	9/7/09	9/6/10	9/5/11	9/3/12	9/9/13	9/8/14	9/7/15
11	10/3/05	10/2/06	10/8/07	10/6/08	10/5/09	10/4/10	10/3/11	10/1/12	10/7/13	10/6/14	10/5/15
12	10/31/05	10/30/06	11/5/07	11/3/08	11/2/09	11/1/10	10/31/11	10/29/12	11/4/13	11/3/14	11/2/15
13	11/28/05	11/27/06	12/3/07	12/1/08	11/30/09	11/29/10	11/28/11	11/26/12	12/2/13	12/1/14	11/30/15

YEAR
Pd	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026

1	12/28/15	12/26/16	1/1/18	12/31/18	12/30/19	12/28/20	12/27/21	12/26/22	1/1/24	12/30/24	12/29/25
2	1/25/16	1/23/17	1/29/18	1/28/19	1/27/20	1/25/21	1/24/22	1/23/23	1/29/24	1/27/25	1/26/26
3	2/22/16	2/20/17	2/26/18	2/25/19	2/24/20	2/22/21	2/21/22	2/20/23	2/26/24	2/24/25	2/23/26
4	3/21/16	3/20/17	3/26/18	3/25/19	3/23/20	3/22/21	3/21/22	3/20/23	3/25/24	3/24/25	3/23/26
5	4/18/16	4/17/17	4/23/18	4/22/19	4/20/20	4/19/21	4/18/22	4/17/23	4/22/24	4/21/25	4/20/26
6	5/16/16	5/15/17	5/21/18	5/20/19	5/18/20	5/17/21	5/16/22	5/15/23	5/20/24	5/19/25	5/18/26
7	6/13/16	6/12/17	6/18/18	6/17/19	6/15/20	6/14/21	6/13/22	6/12/23	6/17/24	6/16/25	6/15/26
8	7/11/16	7/10/17	7/16/18	7/15/19	7/13/20	7/12/21	7/11/22	7/10/23	7/15/24	7/14/25	7/13/26
9	8/8/16	8/7/17	8/13/18	8/12/19	8/10/20	8/9/21	8/8/22	8/7/23	8/12/24	8/11/25	8/10/26
10	9/5/16	9/4/17	9/10/18	9/9/19	9/7/20	9/6/21	9/5/22	9/4/23	9/9/24	9/8/25	9/7/26
11	10/3/16	10/2/17	10/8/18	10/7/19	10/5/20	10/4/21	10/3/22	10/2/23	10/7/24	10/6/25	10/5/26
12	10/31/16	10/30/17	11/5/18	11/4/19	11/2/20	11/1/21	10/31/22	10/30/23	11/4/24	11/3/25	11/2/26
13	11/28/16	11/27/17	12/3/18	12/2/19	11/30/20	11/29/21	11/28/22	11/27/23	12/2/24	12/1/25	11/30/26

NOTE: Bold outlined dates in the period 13 row represent the beginning of a 5 week period.

Schedule 9.1 (b)

Existing Indebtedness

Letters of Credit

Alias	Pricing Option	Status	Facility/Borrower	Current Amount	Effective Date	Actual Expiry
D-226055	Standby Letter of Credit	Active	JP Morgan Chase Bank/ AFC ENTERPRISES, INC	353,093.00	23-Dec-10	13-Oct-14
S-206415	Standby Letter of Credit	Active	JP Morgan Chase Bank/ AFC ENTERPRISES, INC	80,000.00	23-Dec-10	1-Oct-14

Citris Acquisition Loans

Lender	Restaurant Number	Monthly Payment	Maturity Date	Interest Rate
GE Capital	4581	$19,223.38	1/1/2020	9.78%
GE Capital	4690	$16,895.38	1/1/2020	9.78%

Capital Leases

Restaurant Number	Balance @ P11 2013
3535	$120,691.72
10525	$259,578.04
10660	$602,378.83
10696	$317,679.15
11335	$708,432.16
11336	$261,908.09

Schedule 9.1 (q)

Existing Letters of Credit

Alias	Pricing Option	Status	Facility/Borrower	Current Amount	Effective Date	Actual Expiry
D-226055	Standby Letter of Credit	Active	JP Morgan Chase Bank/ AFC ENTERPRISES, INC	353,093.00	23-Dec-10	13-Oct-14
S-206415	Standby Letter of Credit	Active	JP Morgan Chase Bank/ AFC ENTERPRISES, INC	80,000.00	23-Dec-10	1-Oct-14

EXISTING LIENS 9.2

None